UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Macerich Company

April 29, 2020

Dear Fellow Stockholders:

As we write this letter, our world is facing an unprecedented health crisis in the form of the novel coronavirus (COVID-19). It is a crisis that is impacting our way of life and touching almost every facet of the global economy. We are fortifying our company and re-shaping our strategic plans to withstand this unprecedented event. We are closely monitoring the situation and working with local and national authorities to ensure our number one priority – the health and safety of our employees, tenants, and shoppers.

COVID-19 has undoubtedly altered the retail landscape. As a leader in shaping the future of retail real estate, we must step up in the face of this crisis and support our key stakeholders. We believe that we have built a business model and balance sheet that will weather near-term pressure and ensure Macerich remains in a position of strength going forward.

We are executing a strategy to transform our high-quality centers to mean more to more people, creating essential places to explore, experience and connect. We believe this part of people’s lives will be even more important and valued as we emerge from the current crisis.

You are cordially invited to attend our 2020 Annual Meeting of Stockholders to be held on Thursday, June 18, 2020 at 10:00 a.m. local time at The Macerich Company, 401 Wilshire Boulevard, Suite 700 Santa Monica, California 90401. Given that we do not know when the restrictions imposed as a result of COVID-19 will be relaxed, this year we must reserve the right to notify you in the future that our 2020 Annual Meeting will instead be held solely by remote communication (a virtual meeting). The accompanying Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting.

We look forward to you joining us at our Annual Meeting and thank you for your continued support.

Your vote is important.    Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person by following the instructions for doing so in our Proxy Statement.

Thomas E. O’Hern
Chief Executive Officer

Steven R. Hash
Chairman of the Board

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2020

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Macerich Company, a Maryland corporation (the “Company”), will be held on Thursday, June 18, 2020 at 10:00 a.m. local time at The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, to consider and vote upon:

(1)	the election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

(3)	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement; and

(4)	the transaction of such other business as may properly come before our Annual Meeting and any postponement or adjournment thereof.

Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be postponed or adjourned. Only stockholders of record of our common stock at the close of business on March 23, 2020 will be entitled to notice of, and to vote at, our Annual Meeting.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On or about April 29, 2020, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2019 Annual Report to Stockholders and authorize their proxies online. All other stockholders will receive these materials by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the Notice contains instructions on how you may obtain a paper copy of the Proxy Statement and Annual Report.

Since becoming a public company, we have always held our annual meetings in person, and it remains our intention to do so under normal circumstances. However, we are actively monitoring the coronavirus (COVID-19) situation, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. As part of our precautions regarding COVID-19, we are planning for the possibility that we may hold a virtual annual meeting, in which participation would be solely by means of remote communication. In the event it is not possible or advisable to hold our Annual Meeting in person, or at the current noted location, we will announce alternative arrangements, including how to participate, in a press release available at www.macerich.com as promptly as practicable before our Annual Meeting and file such information as additional proxy materials with the Securities and Exchange Commission. Please monitor our website www.macerich.com for updated information. If you are planning to attend our Annual Meeting, please check the website ten days prior to the meeting date.

Record stockholders may authorize their Proxies:

•	By Internet: Go to the website address shown on your Proxy or the Notice of Internet Availability of Proxy Materials.

•	By Toll-Free Telephone: If you received a printed set of Proxy Materials by mail, you may call the toll-free number shown on your Proxy and follow the recorded instructions.

•	By Mail: If you received a printed set of Proxy Materials by mail, you may mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.

Beneficial stockholders: If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee on how to authorize voting of your shares of common stock at our Annual Meeting.

By Order of the Board of Directors

Ann C. Menard

Secretary

Santa Monica, California

April 29, 2020

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting or authorizing a proxy to vote your shares. Page references are supplied to help you find further information in our Proxy Statement.

Our Annual Meeting

TIME AND DATE: 10:00 a.m. local time on Thursday, June 18, 2020	PLACE: The Macerich Company 401 Wilshire Boulevard Suite 700 Santa Monica, California	RECORD DATE: Close of business on March 23, 2020

Voting

Each share of our common stock entitles the holder thereof to one vote on each matter to be voted upon at our Annual Meeting.

You may vote or authorize a proxy to vote by any of the following methods:

Internet: Go to the website address shown on your Proxy or the Notice of Internet Availability of Proxy Materials until 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Telephone: Call the toll-free number shown on your Proxy and follow the recorded instructions. The deadline for submitting your Proxy by telephone is 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Mail: Mark, sign, date and return your Proxy in the postage-paid envelope promptly so that it is received prior to the Annual Meeting.

In Person: If you are a stockholder of record, you may vote in person by attending the Annual Meeting. If your shares are held in street name, you will need to obtain a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting prior to voting in person.

About Our Annual Meeting (page 1)

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our Q&A section beginning on page 1 of our Proxy Statement.

Proposals and Board Recommendations

Proposal		Board Recommendation	Page Reference

Proposal 1—	Election of Ten Directors	For all nominees	5
Proposal 2—	Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	For	63

Proposal 3—	Advisory Vote to Approve our Named Executive Officer Compensation	For	64

Transaction of any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof

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PROXY STATEMENT SUMMARY

Our Business Highlights (page 31)

OPERATIONAL ACHIEVEMENTS:

With A properties in A markets, Macerich continued to operate from a strong position in 2019 and posted solid operational results.

•   A record number of property-level financing transactions

•   Average rents were up 3.3% compared to 2018

•   Annual sales per square foot increased by 10.3% compared to 2018

•   Occupancy level was 94.0% for 2019, a significant achievement in light of a record level of retailer bankruptcies in 2019

LEASING ACHIEVEMENTS:

We delivered new uses and new brands in 2019 to reshape and energize the experience at our properties and provide significant new sources of traffic and even more vitality.

•   Leasing activity in 2019 was up nearly 20% compared to 2018

•   Opened 270 stores representing 830,000 square feet in 2019 and signed over 90 new-to-Macerich concepts

DEVELOPMENT AND REDEVELOPMENT ACHIEVEMENTS:

We continued executing a strategy in 2019 to transform our high-quality centers to mean more to more people, creating essential places to explore, experience and connect, and to broaden our appeal to additional customers and constituencies. We believe this part of people’s lives will be even more important and valued as we emerge from the current crisis.

•   Fashion District Philadelphia opened September 2019: A retail and entertainment offering unlike any other in downtown Philadelphia, featuring flagship, traditional full-price and branded outlet retail, together with destination dining and entertainment

•   Scottsdale Fashion Square: A newly elevated luxury wing is rich with top global brands and several new dining alternatives, with Equinox and Caesar’s Republic finalizing this redevelopment

SUSTAINABILITY ACHIEVEMENTS:

Corporate responsibility and sustainability influence every aspect of our approach to running our Company. Visit www.macerich.com for our entire Corporate Responsibility Report. The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

•   #1 ranking in the U.S. Retail Sector for sustainability performance for real estate portfolios around the world for the fifth straight year, according to scores published by Global Real Estate Sustainability Benchmark (GRESB)

•   One of five real estate investment trusts designated as sector leaders on Barron’s list of America’s Most Sustainable Companies

•   Retail “Leader in the Light” Environmental Award for years 2014-2018 from the National Association of Real Estate Investment Trusts (“Nareit”)

•   Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies

•   Top Ranking on CDP Climate ‘A’ List and the only U.S. retail real estate company to earn this distinction

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Director Nominees (page 6)

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards
Peggy Alford	48	2018	Executive Vice President, Global Sales, PayPal	✓	Audit (Chair)	Facebook, Inc.
John H. Alschuler	72	2015	Chairman of HR&A Advisors, Inc.	✓	Audit; Nominating and Corporate Governance	SL Green Realty Corporation and Xenia Hotels and Resorts, Inc.
Eric K. Brandt	57	2018	Retired Executive Vice President and Chief Financial Officer of Broadcom Corporation	✓	Compensation	NortonLifeLock Inc.; Dentsply Sirona Inc. and Lam Research Corporation
Edward C. Coppola	65	1994	President of our Company		None	None
Steven R. Hash	55	2015	Consultant, Renaissance Macro Research, LLC	✓	Executive (Chair)	Alexandria Real Estate Equities, Inc. and DiamondPeak Holdings Corp.
Daniel J. Hirsch	46	2018	Consultant, Farallon Capital Management, L.L.C.	✓	Compensation; Nominating and Corporate Governance	Broadmark Realty Capital Inc.
Diana M. Laing	65	2003	Retired Interim Chief Financial Officer and Executive Vice President, Alexander & Baldwin, Inc.	✓	Nominating and Corporate Governance	Alexander & Baldwin, Inc.; Spirit Realty Capital, Inc. and CareTrust REIT, Inc.
Thomas E. O’Hern	64	2018	Chief Executive Officer of our Company		Executive	Douglas Emmett, Inc.
Steven L. Soboroff	71	2014	Managing Partner, Soboroff Partners; and Vice President, Los Angeles Police Commission	✓	Audit; Compensation; Nominating and Corporate Governance (Chair)	None
Andrea M. Stephen	55	2013	Retired Executive Vice President, Investments, The Cadillac Fairview Corporation Limited	✓	Compensation (Chair); Executive	First Capital Realty Inc. and Slate Real Estate Investment Trust

Ratification of our Independent Registered Public Accounting Firm (page 63)

We are asking our stockholders to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Say-on-Pay Vote (page 36)

We retain an open line of communication with our investors on our compensation programs as well as our governance practices. At our 2019 annual meeting of stockholders, our stockholders approved our say-on-pay non-binding, advisory vote by approximately 71% of the votes cast.

Please review our Compensation Discussion and Analysis beginning on page 31 and the accompanying executive compensation tables beginning on page 46 for additional details about our executive compensation program, including information about our named executive officers’ 2019 compensation.

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PROXY STATEMENT SUMMARY

Executive Compensation Program Highlights (page 31)

Our executive compensation program is designed to align our executive compensation with long-term stockholder interests as described in our Compensation Discussion and Analysis beginning on page 31.

EXECUTIVE COMPENSATION

WHAT WE DO

✓

Pay for Performance. Executive compensation is heavily weighted toward “at risk” performance-based compensation. For our Chief Executive Officer, over 85% of his target compensation is contingent on our Company’s operating and stock performance. For our other named executive officers, 80% of their respective average target compensation depends on our Company’s operating and stock performance.

✓

Performance-Based Compensation. For both our Chief Executive Officer and President, 75% of their long-term incentive equity awards are in the form of performance-based LTIP Unit awards, which are subject to vesting based on our relative total stockholder return (“TSR”) compared to U.S.-based publicly-traded equity real estate investment trusts (“REITs”) that are categorized as “mall” or “shopping center” REITs. For our other named executive officers, 50% of their long-term incentive equity awards are in the form of performance-based LTIP Unit awards. Relative total stockholder return performance is measured over a three-year period.

✓	“Double-Trigger” Equity Vesting. Our equity awards are subject to double-trigger vesting acceleration in connection with a change in control.

✓

Robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own common stock or any class of our equity securities or units of The Macerich Partnership, L.P. (our “Operating Partnership”) with a value equal to 6x his base salary and our other named executive officers are required to own common stock or any class of our equity securities or units of our Operating Partnership with a value equal to 3x their respective base salaries.

✓

Holding Period. Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from vesting of equity compensation awards.

✓

Clawback Policy. We maintain a clawback policy to recapture cash and equity incentive payments to executive officers that were based on inaccurate financial results that are subsequently restated, if the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

✓	Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.

✓	Annual Say-on-Pay. We annually submit our executive compensation program for our named executive officers to say-on-pay advisory votes for stockholder consideration.

WHAT WE DON’T DO

Î	No Excessive Risk Taking. Our compensation program does not encourage excessive risk taking by participants.

Î	No Excise Tax Gross-Up Provisions. None of our agreements provide for excise tax gross-ups.

Î

No Repricing. We do not permit repricing of underwater options or stock appreciation rights (“SARs”) or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

Î	Anti-Hedging. We do not allow hedging, monetization transactions, short sales or the purchase and sale of publicly traded options by any director, officer or employee.

Î

Anti-Pledging. We do not allow our directors or executive officers to pledge our securities unless they otherwise meet our stock ownership requirements. None of our directors or officers currently pledges our securities.

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Corporate Governance Highlights (page 12)

Our Board of Directors is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of our stockholders and strengthen Board and management accountability.

CORPORATE GOVERNANCE

WHAT WE DO

✓

MUTA Opt Out. In 2019 we opted out of the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act (or “MUTA”)) and are prohibited from opting back into any of the MUTA provisions, including the provision allowing the Board to self-classify, without stockholder approval.

✓	No Poison Pill. No Stockholder Rights Plan in effect.

✓	Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.

✓

Majority Voting Standard for Directors with Director Resignation Policy. Our Bylaws include a majority voting standard for the election of directors. Any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board of Directors.

✓	Independent Board. Currently eight of our ten directors are independent and all members serving on our Audit, Compensation and Nominating and Corporate Governance Committees are independent.

✓	Proxy Access. Our Bylaws include market-standard proxy access nominating provisions.

✓	Right to Amend our Bylaws. Our Bylaws permit stockholder-proposed bylaw amendments.

✓	Executive Sessions of our Board. An executive session of independent directors is held following each regularly-scheduled Board meeting.

✓

Independent Chairman. As of our 2018 annual meeting, our Lead Independent Director transitioned to the role of Independent Chairman, and continues to ensure strong and independent leadership of our Board of Directors by, among other things, presiding at all meetings of our Board and calling and presiding at executive sessions of the non-management directors.

✓

Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board and its committees, including separate committee self-evaluations. In addition, the Independent Chairman met individually with each director in 2019 to discuss key Board topics.

✓	Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.

✓	No Over-boarding. Our written governance policy limits director membership on other public company boards subject to the discretion of our Board.

✓

Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.

✓

Code of Ethics. A robust code of ethics is in place for our directors, officers and employees and a supplementary code of ethics is in place specifically for our Chief Executive Officer and senior financial officers.

✓

Sustainability. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our stockholders.

✓	Stockholder-requested Meetings. Our Bylaws permit stockholders to request the calling of special meetings of stockholders.

✓

Stockholder Engagement. Our Company and Board are committed to regularly engaging with our stockholders on our Company’s governance practices, compensation programs, performance, strategic direction and other key matters. Our Board and management continue to actively engage with our stockholders on an ongoing basis.

✓

Board Refreshment and Diversity. We have a commitment to Board refreshment and diversity—60% of our current directors have been elected to our Board since mid-2015. Additionally, when selecting nominees, our Board focuses on increasing various aspects of our Board’s diversity. Women represent 30% of our director nominees for election at our Annual Meeting and the average age of our director nominees is 59.8 years, with significant age diversification.

2020 PROXY STATEMENT    v

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT

FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2020

We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2020 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 29, 2020. Our 2019 Annual Report to Stockholders (“2019 Annual Report”), including financial statements for the fiscal year ended December 31, 2019, is being provided to stockholders concurrently with this Proxy Statement. Our 2019 Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our “Company,” “Macerich,” “we” or “us” and to our 2020 Annual Meeting of Stockholders, including any postponement or adjournment thereof, as our “Annual Meeting.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 18, 2020. The Notice of the 2020 Annual Meeting, this Proxy Statement and our 2019 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the Proxy materials?

This year, we are again using the Securities and Exchange Commission or “SEC” notice and access rule that allows us to furnish our Proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. This allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Beginning on or about April 29, 2020, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials or “Notice” containing instructions on how to access our Proxy materials over the Internet and authorize your Proxy online. This Notice is not a Proxy and may not be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the Proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice. We mailed to some of our stockholders, including stockholders who have previously requested paper copies of the Proxy materials and some of our stockholders who are participants in our benefit plans, paper copies of the Proxy materials instead of a Notice.

If you own shares of our common stock, $0.01 par value per share, referred to as “Common Stock,” in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or more than one set of paper Proxy materials. To vote all of your shares by Proxy, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

When and where is our Annual Meeting?

Our Annual Meeting will be held on Thursday, June 18, 2020 at 10:00 a.m. local time at The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.

Since becoming a public company, we have always held our annual meetings in person, and it remains our intention to do so under normal circumstances. However, we are actively monitoring the coronavirus (COVID-19) situation, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. As part

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ABOUT OUR ANNUAL MEETING

of our precautions regarding COVID-19, we are planning for the possibility that we may hold a virtual annual meeting, in which participation would be solely by means of remote communication. In the event it is not possible or advisable to hold our Annual Meeting in person, or at the current noted location, we will announce alternative arrangements, including how to participate, in a press release available at www.macerich.com as promptly as practicable before our Annual Meeting and file such information as additional proxy materials with the SEC. Please monitor our website www.macerich.com for updated information. If you are planning to attend our Annual Meeting, please check the website ten days prior to the meeting date.

What are the purposes of our Annual Meeting?

At our Annual Meeting, our stockholders will consider and vote on the following matters:

(1)	the election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

(3)	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this Proxy Statement.

In addition, our stockholders will transact any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof. Management will also respond to appropriate questions from our stockholders.

Who is entitled to vote?

Only holders of record of our Common Stock at the close of business on the record date, March 23, 2020, are entitled to notice of, and to vote at, our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. Our Common Stock is our only class of securities entitled to vote at our Annual Meeting. Under applicable law and our charter, stockholders are not entitled to cumulative voting rights in the election of our directors.

Who is entitled to attend our Annual Meeting?

All of our stockholders of record as of the close of business on the record date, or their duly appointed Proxy holders, may attend our Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee and wish to attend the meeting, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting. Each stockholder and Proxy holder may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

The presence, in person or by Proxy, of holders entitled to cast a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 141,452,131 shares of Common Stock were outstanding and entitled to be voted by the holders thereof. Abstentions and broker non-votes will count toward the presence of a quorum. A “broker non-vote” occurs when there are both routine and non-routine matters on the proxy card and the broker marks a vote on the routine matter (either as instructed by the client or, if not instructed, in the broker’s discretion) and does not vote on the non-routine matters because under the rules of the New York Stock Exchange (“NYSE”) the broker has no voting authority without the client’s instruction.

How do I vote?

Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the close of business on the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at

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ABOUT OUR ANNUAL MEETING

our Annual Meeting, you will need to obtain and present prior to voting at our Annual Meeting a “legal proxy” from the broker, bank or other nominee through which your shares of Common Stock are held of record. Obtaining a legal proxy usually takes several days.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

•

Authorize your Proxy by Internet.    You may authorize your Proxy over the Internet. The website for Internet authorization is provided in the Notice or on your Proxy if you received a printed set of Proxy materials. Internet authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. In order to authorize your Proxy, you will need to have the control number that appears on the Notice or Proxy you received.

•

Authorize your Proxy by Telephone.    If you received a printed set of the Proxy materials, you may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To authorize your Proxy by telephone, you will also need your control number referred to above.

•

Submit your Proxy by Mail.    If you received a printed set of the Proxy materials, you may submit your Proxy by mail by marking, signing and dating the Proxy enclosed with the Proxy materials you received and returning it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

Voting by Proxy for Shares Held in Street Name.    If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to authorize voting of your shares of Common Stock at our Annual Meeting.

What if I sign and return a Proxy by mail or authorize my Proxy by telephone or the Internet but do not specify how I wish to vote my shares?

If you sign and return a Proxy or authorize your Proxy by telephone or the Internet but do not specify how your shares will be voted on one or more matters listed in the Notice of our Annual Meeting, the shares will be voted with respect to such matters as follows:

FOR the election of each of the ten nominees for director named in this Proxy Statement;

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

The holders of the Proxy will also have authority to vote in their discretion on any other matter that may be properly brought before our Annual Meeting and any postponement or adjournment thereof.

What does it mean if I receive more than one Proxy?

If you own shares of our Common Stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or set of Proxy materials. To ensure that all of your shares are voted, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

Will other matters be voted on at our Annual Meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.

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ABOUT OUR ANNUAL MEETING

May I change my vote or revoke my Proxy after I return my Proxy?

If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:

•	filing a written revocation with the Secretary of The Macerich Company, at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401;

•	authorizing a new Proxy by Internet, telephone or mail after the time and date of the previously authorized Proxy in the manner provided above under “How do I vote?”; or

•	appearing in person and voting by ballot at our Annual Meeting.

Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously submitted Proxy.

For shares of Common Stock you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.

What are our Board of Directors’ recommendations?

Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly submitted Proxy in accordance with the recommendations of our Board of Directors. Our Board’s recommendations together with the description of each matter, are set forth in this Proxy Statement. In summary, our Board recommends that you vote your shares:

FOR the election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

With respect to any other matter that properly comes before our Annual Meeting and any postponement or adjournment thereof, the Proxy holders will vote on such matter in their discretion.

What vote is required to approve each matter?

Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required by our charter and/or Bylaws for the election of each director nominee, the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm and the approval, on a non-binding, advisory basis, of the compensation of our named executive officers. For purposes of these proposals, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of any of these proposals.

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a routine item under the rules of the NYSE. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be voted in the manner directed by your broker on the proposal to ratify KPMG LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting, because they are non-routine proposals on which brokers are not permitted to vote without direction from the beneficial owner.

The proposal to approve the compensation of our named executive officers is advisory only and is not binding on our Company or our Board. Our Board values the opinion of our stockholders and our Board, or an appropriate committee of our Board, will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by stockholders.

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PROPOSAL 1: ELECTION OF DIRECTORS

Introduction: How Our Board Composition is Aligned with our Strategy

We have a long-term business strategy that focuses on leasing and management, redevelopment and development of regional malls and shopping centers that fit specified criteria. We believe that our business requires specialized skills across a broad array of disciplines for effective and profitable operations. Our Board of Directors consists of a highly experienced group of business leaders who share our values, oversee and support our strategy and reflect our culture. Many of our directors have served as executive officers or on boards and board committees of major companies and have an extensive understanding of the principles of corporate governance. Our nominees have experience in the following fields that are relevant to our Company, business, industry and strategies:

•	retail;

•	commercial real estate;

•	finance, capital markets and investments;

•	business operations;

•	transactions;

•	risk oversight and management; and

•	digital and e-commerce.

Under our Bylaws, our Board of Directors determines the number of our directors, provided that the number shall never be less than the minimum required by the Maryland General Corporation Law, which is one, nor more than twelve. Our Board of Directors currently consists of ten directors. The present term of our ten director nominees will expire at our Annual Meeting. Our director nominees, if elected at our Annual Meeting, will serve until our annual meeting of stockholders in 2021 and until their respective successors are duly elected and qualify.

Our Board of Directors, based on the recommendations of its Nominating and Corporate Governance Committee, has nominated the following individuals to serve as directors of our Company:

• Peggy Alford	• Daniel J. Hirsch

• John H. Alschuler	• Diana M. Laing

• Eric K. Brandt	• Thomas E. O’Hern

• Edward C. Coppola	• Steven L. Soboroff

• Steven R. Hash	• Andrea M. Stephen

Each of our director nominees was previously elected to serve on our Board by our stockholders. Each of our director nominees is currently serving as a director and has consented to be nominated and to serve if elected. However, if any nominee becomes unable or unwilling for good cause to serve as a director if elected, the Proxy holders may vote for another person nominated by our Board of Directors.

Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits a written notice regarding such recommendation to the Nominating and Corporate Governance Committee c/o our Secretary in the manner described under the heading “Our Board of Directors and its Committees—Director Selection Process.”

Our charter and Bylaws provide that our directors are required to be elected by the affirmative vote of a majority of all the votes cast on the matter in person or by Proxy at our Annual Meeting at which a quorum is present. Our Guidelines on Corporate Governance further provide that any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board. In that case, the Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the offer to resign. Our Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly

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PROPOSAL 1: ELECTION OF DIRECTORS

disclose its decision within 90 days after the date of the certification of the election results. If the offer to resign is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualifies. If the offer to resign is accepted, then our Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of our Board pursuant to our charter and Bylaws. The director whose offer to resign is under consideration will not participate in the Nominating and Corporate Governance Committee’s or our Board’s decision regarding whether to accept or reject such director’s offer to resign.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED “FOR” EACH OF OUR DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

INFORMATION REGARDING DIRECTOR NOMINEES

Our Board seeks a mix of backgrounds and experience among its members and does not follow any ratio or formula to determine the appropriate mix. Rather, the Nominating and Corporate Governance Committee uses its judgment to identify nominees whose viewpoints, backgrounds, experience and other demographics, taken as a whole, contribute to the high standards of service on our Board. The following provides certain biographical information with respect to our nominees for director as well as the specific experience, qualifications, attributes and skills that led our Board to conclude that each director should serve as a member of our Board of Directors. Each director has served continuously since first elected.

Approximately 38% of independent directors and 30% of all directors on our Board are women	5.75 years average tenure for independent directors on our Board’s slate	100% of independent directors are financially literate

	Peggy Alford	John Alschuler	Eric Brandt	Edward Coppola	Steven Hash	Daniel Hirsch	Diana Laing	Thomas O’Hern	Steven Soboroff	Andrea Stephen

Chief Executive Officer/President/ Founder	✓	✓	✓	✓	✓			✓	✓

Chief Financial Officer	✓		✓				✓	✓

Retail and/or Commercial Real Estate		✓		✓	✓	✓	✓	✓	✓	✓

Financial Literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance/Capital Markets/ Investment	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Business Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Risk Oversight/Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

International	✓	✓	✓		✓					✓

Transactional Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Digital Expertise	✓		✓

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Peggy Alford

Independent Director Nominee

Director Since: 2018

Age: 48

Board Committees: Audit (Chair)

Other Public Company Boards: Facebook, Inc.

Principal Occupation and Business Experience:

As of March 3, 2020, Ms. Alford is Executive Vice President, Global Sales at PayPal. She rejoined PayPal as their Senior Vice President of Core Markets on March 1, 2019, leading commercial teams in the largest and most established markets, including North America, UK, Germany, Austria, Switzerland and Australia. Ms. Alford was elected to the board of Facebook, Inc. in May 2019 and previously served on the board of directors of Social Finance Inc. from July 2018 to April 2019. From September 2017 to February 2019, Ms. Alford was the Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative, a philanthropic organization that brings together world-class engineering, grant-making, impact investing, policy and advocacy work, with oversight of finance, real estate, facilities and general operations. Prior to joining the Chan Zuckerberg Initiative, Ms. Alford held a variety of senior positions at PayPal from May 2011 to August 2017, including Vice President, Chief Financial Officer of Americas, Global Customer and Global Credit, where she was responsible for all finance and analytics for PayPal’s Global Merchant and Global Consumer Business Units, its Global Credit business, and its North America and Latin America regions. She also served as PayPal’s Senior Vice President of Human Resources, People Operations and Global Head of Cross Border Trade. From 2007 to 2011, Ms. Alford was President and General Manager of Rent.com (an eBay Inc. company), also serving as its Chief Financial Officer from October 2005 to March 2009. From 2002 to 2005 she served as Marketplace Controller and Director of Accounting Policy, leading accounting policy at eBay Inc. where she was instrumental in creating eBay marketplace controller’s group ensuring the financial integrity of eBay transactions. Ms. Alford started her career at Arthur Andersen LLP in 1993 as an auditor and business consultant in such industries as technology, consumer products, manufacturing, government and education. Ms. Alford earned a Bachelor of Science degree in Accounting and Business Administration from the University of Dayton and is a certified public accountant.

Key Qualifications, Experience and Attributes:

Ms. Alford’s wide-ranging financial and operational experience, technology and omnichannel knowledge and significant experience leading complex businesses are invaluable to our Board. Her fresh perspectives and contributions to our Company are also informed by Ms. Alford’s strong digital expertise and track record of driving growth and innovation through data analytics, areas which have become increasingly critical to our business. In addition to her strong managerial and operational background, Ms. Alford brings deep financial expertise to our Board, based on which she serves as our Audit Committee chairperson and has been determined by our Board to be an audit committee financial expert.

John H. Alschuler

Independent Director Nominee

Director Since: 2015

Age: 72

Board Committees: Audit; Nominating and Corporate Governance

Other Public Company Boards: SL Green Realty Corporation; Xenia Hotels and Resorts, Inc.

Principal Occupation and Business Experience:

Since 2008, Mr. Alschuler has been the Chairman of HR&A Advisors Inc., an economic development, real estate and public policy consulting organization. Mr. Alschuler also is an Adjunct Associate Professor at Columbia University, where he teaches real estate development at the Graduate School of Architecture, Planning & Preservation. Mr. Alschuler currently serves on the board of directors of SL Green Realty Corporation and Xenia Hotels and Resorts, Inc., both of which are publicly traded REITs. Mr. Alschuler also serves on the board of directors of the Center for an Urban Future, a Section 501(c)(3) tax exempt organization, Friends of the High Line Inc., a Section 501(c)(3) tax exempt organization and Sag Harbor Cinema Arts Center, a Section 501(c)(3) tax exempt organization.

Key Qualifications, Experience and Attributes:

Mr. Alschuler’s achievements in academia and business, as well as his extensive knowledge of commercial real estate and national and international markets for real estate, and his expertise in inter-governmental relations, allow him to assess the real

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estate market and our Company’s business from a knowledgeable and informed perspective. His experience on boards of other public and private companies further enhances his range of knowledge.

Eric K. Brandt

Independent Director Nominee

Director Since: 2018

Age: 57

Board Committees: Compensation

Other Public Company Boards: NortonLifeLock Inc.; Dentsply Sirona Inc.; Lam Research Corporation

Principal Occupation and Business Experience:

Mr. Brandt served as the Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, from February 2010 to February 2016, and served as Broadcom’s Senior Vice President and Chief Financial Officer from March 2007 to February 2010. From September 2005 until March 2007, Mr. Brandt served as President, Chief Executive Officer and member of the Board of Directors of Avanir Pharmaceuticals, Inc. Beginning in 1999, he held various positions at Allergan, Inc., a global specialty pharmaceutical company, including Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, Mr. Brandt spent ten years with The Boston Consulting Group, a privately held global business consulting firm. In January 2017, Mr. Brandt was elected chairman of the board of Altaba Inc. (formerly Yahoo Inc.) after serving as a member of the board since March 2016. In connection with its liquidation plan, Altaba Inc. went private in October 2019. Mr. Brandt is also a member of the board of directors of NortonLifeLock Inc., a global leader in consumer cyber safety, and a member of its audit committee. He is also chairman of the board and executive committee, and a member of the nominating and corporate governance committee of Dentsply Sirona Inc., a dental products company and a member of the board of directors of Lam Research Corporation, a wafer fabrication equipment company, serving as its audit committee chair and a member of the nominating and governance committee. Mr. Brandt currently serves as a member of the Georgia Tech President’s Advisory Board.

Key Qualifications, Experience and Attributes:

Mr. Brandt’s experience as a chief executive and chief financial officer across the financial services, technology and healthcare industries gives him a broad understanding of the operational, financial and strategic matters facing our Company. In these roles, Mr. Brandt gained extensive expertise in leadership, management, financing and business strategies, which as a recent Board member, allows him to provide a valuable perspective on our Company’s opportunities and operations.

Edward C. Coppola

Director Nominee

Director Since: 1994

Age: 65

Principal Occupation and Business Experience:

Mr. Coppola was elected our President in September 2008. In partnership with our Chief Executive Officer, Mr. Coppola oversees the strategic direction of our Company. He has broad oversight over our Company’s financial and investment strategies, including our Company’s key lender and investor relationships. He also oversees our acquisitions and dispositions, department store relationships and development/redevelopment projects. Mr. Coppola was previously an Executive Vice President from our formation through September 2004 and was our Senior Executive Vice President and Chief Investment Officer from October 2004 until his election as President. He has over 40 years of shopping center experience with The Macerich Group and our Company and is one of our founders. Mr. Coppola is also an attorney.

Key Qualifications, Experience and Attributes:

Mr. Coppola has deep relationships and experience in our industry and in the retail and shopping center landscape. As President, Mr. Coppola provides our Board with important information about the overall conduct of our Company’s business and valuable knowledge and perspective regarding our operations, plans and direction. Our Board appreciates his long history and experience in the shopping center industry as well as his expertise with respect to strategic and investment planning, finance, capital markets, acquisition, disposition and development matters.

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PROPOSAL 1: ELECTION OF DIRECTORS

Steven R. Hash

Independent Director Nominee

Director Since: 2015

Age: 55

Board Committees: Executive (Chair) and ex-officio on other standing committees

Other Public Company Boards: Alexandria Real Estate Equities, Inc.; DiamondPeak Holdings Corp.

Principal Occupation and Business Experience:

Mr. Hash is a consultant with Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics and Washington policy sectors, which he co-founded in 2012 and served as its President and Chief Operating Officer until April 2020. Mr. Hash is a member of the board of directors of Alexandria Real Estate Equities, Inc., a publicly traded REIT, where he serves as the lead independent director, chair of the compensation committee and as a member of the audit committee. In February 2019, Mr. Hash was appointed to the board of directors of DiamondPeak Holdings Corp., a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. Mr. Hash is also a member of the board of directors of Nuveen Global Cities REIT, Inc., a non-traded REIT, and serves as the lead independent director and a member of the audit committee. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999 covering the Real Estate Investment Trusts sector. From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst. He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co.

Key Qualifications, Experience and Attributes:

Mr. Hash serves as our Independent Chairman of the Board and brings extensive knowledge of real estate investment strategy and economic trends through years of real estate industry research and investment banking both domestically and internationally. In addition to important insights into the equity and capital markets and investor perspectives, he has valuable experience in accounting and financial reporting based upon his years as an auditor and senior equity research analyst. He also has important corporate governance and board leadership expertise, as well as human capital management and talent development knowledge through his positions at other publicly traded companies and at our Company.

Daniel J. Hirsch

Independent Director Nominee

Director Since: 2018

Age: 46

Board Committees: Compensation; Nominating and Corporate Governance

Other Public Company Boards: Broadmark Realty Capital Inc.

Principal Occupation and Business Experience:

Mr. Hirsch is a consultant to Farallon Capital Management, L.L.C. (“FCM”), an investment firm that manages capital on behalf of institutions and individuals. Previously, from 2003 to December 2016, Mr. Hirsch held several senior positions at FCM, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. Prior to joining FCM, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling, from 2001 to 2003. In November 2019, Mr. Hirsch joined the board of Broadmark Realty Capital Inc. (“Broadmark”) and is currently chairman of the nominating and corporate governance committee and a member of the compensation committee. Mr. Hirsch previously served as a director of Playa Hotels & Resorts N.V. (“Playa”) from 2010 until March 2020, including serving as the FCM board designee for Playa from January 2017 until March 2020. Mr. Hirsch graduated from Yale Law School with a J.D., and summa cum laude with a Bachelor of Arts in Law, Jurisprudence and Social Thought from Amherst College.

Key Qualifications, Experience and Attributes:

Mr. Hirsch’s knowledge of the capital markets and real estate sector, as well as his investment experience, makes him a valuable member of our Board. In addition, Mr. Hirsch’s substantive public company board experience, including his ten year

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PROPOSAL 1: ELECTION OF DIRECTORS

tenure on the board of directors of Playa and his current service as a member of the board of directors of Broadmark brings valuable knowledge and experience to our Board deliberations.

Diana M. Laing

Independent Director Nominee

Director Since: 2003

Age: 65

Board Committees: Nominating and Corporate Governance

Other Public Company Boards: Alexander & Baldwin, Inc.; Spirit Realty Capital, Inc.; CareTrust REIT, Inc.

Principal Occupation and Business Experience:

Ms. Laing served as Interim Chief Financial Officer and Executive Vice President of Alexander & Baldwin, Inc., Hawaii’s leading owner and operator of grocery and drug store-anchored retail centers, from November 2018 to May 2019 and was elected to their board of directors in April 2019. From May 2014 to June 2018, Ms. Laing served as Chief Financial Officer of American Homes 4 Rent, a publicly traded REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties. From May 2004 until its merger with Parkway Properties of Orlando, Florida in December 2013, Ms. Laing was the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States. She was responsible for financial reporting, capital markets transactions and investor relations. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. From August 1996 to July 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. Ms. Laing is a member of the board of directors of Spirit Capital, Inc., a publicly traded REIT, where she serves as chair of its audit committee. In January 2019, Ms. Laing was elected to the board of directors of CareTrust REIT, Inc. and serves on its audit and compensation committees. She also is a member of the Board of Trustees of the Oklahoma State University Foundation.

Key Qualifications, Experience and Attributes:

Our Board believes Ms. Laing’s over 35 years of real estate industry experience, with her particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting, make her a valuable member of our Board. This financial and real estate experience is supplemented by her substantive public company and REIT experience, which enhances her understanding of the issues facing our Company and industry.

Thomas E. O’Hern

Director Nominee

Director Since: 2018

Age: 64

Board Committees: Executive

Other Public Company Boards: Douglas Emmett, Inc.

Principal Occupation and Business Experience:

On January 1, 2019, Mr. O’Hern became our Chief Executive Officer and is responsible for the strategic direction and overall management of our Company. Mr. O’Hern became one of our Senior Executive Vice Presidents in September 2008 and was our Chief Financial Officer and Treasurer from July 1994 until his election as Chief Executive Officer. Mr. O’Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O’Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. and he was with that firm from 1978 through 1984. Mr. O’Hern is a member of the board of directors and audit committee chairman of Douglas Emmett, Inc., a publicly traded office REIT. Mr. O’Hern also serves on The USC Marshall School of Business Board of Leaders and on the board of trustees of the Torrance Memorial Medical Center Foundation.

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PROPOSAL 1: ELECTION OF DIRECTORS

Key Qualifications, Experience and Attributes:

As our Chief Executive Officer and long-time Chief Financial Officer, our Board values Mr. O’Hern’s many years of leadership, senior executive expertise, strategic direction and his deep relationships and experience in our industry and in the retail and shopping center industry generally. His knowledge of our Company and the REIT industry, tax matters and complex joint venture structuring, strategic planning, expertise in both debt and equity in the capital markets, the financial and operational elements of our Company’s business, as well as his extensive relationships with key stakeholders, including partners, lenders, stockholders and tenants, will continue to provide our Board with critical information to oversee and direct the management of our Company. In addition, his many years of experience on the board of Douglas Emmett, Inc. and his role as audit committee chairman will continue to serve him well on our Board.

Steven L. Soboroff

Independent Director Nominee

Director Since: 2014

Age: 71

Board Committees: Audit; Compensation; Nominating and Corporate Governance (Chair)

Principal Occupation and Business Experience:

Steve Soboroff is the managing partner of Soboroff Partners, a shopping center development and leasing company, and has served in such capacity since 1978. In September 2017, Mr. Soboroff was selected to serve a second two-year term as President of the Los Angeles Police Commission. In August 2013, Mr. Soboroff was appointed to the Board of Police Commissioners by Los Angeles Mayor Eric Garcetti and was chosen as the Commission’s President by his fellow commissioners. After serving the maximum of two consecutive years as President, he then served as the Commission’s Vice President from September 2015 to September 2017. During 2001 to 2010, he served in the roles of Chairman and CEO as well as President of Playa Vista, one of the country’s most significant multi-use real estate projects. Mr. Soboroff also was President of the Los Angeles Recreation and Parks Commission from 1995 to 2001 and a member of the Los Angeles Harbor Commission. In addition, Mr. Soboroff is a board member of several non-profit philanthropic and academic organizations.

Key Qualifications, Experience and Attributes:

Mr. Soboroff is a well-recognized business and government leader with a distinguished record of public and private accomplishments. Mr. Soboroff contributes to the mix of experience and qualifications of our Board through both his real estate and government experience and leadership. During his career in both the public and private sectors, Mr. Soboroff acquired significant financial, real estate, managerial, and public policy knowledge as well as substantial business and government relationships. Our Board values his extensive real estate knowledge and insight into retail operations, developments and strategy, and his wealth of government relations experience.

Andrea M. Stephen

Independent Director Nominee

Director Since: 2013

Age: 55

Board Committees: Compensation (Chair); Executive

Other Public Company Boards: First Capital Realty, Inc.; Slate Retail Real Estate Investment Trust

Principal Occupation and Business Experience:

Ms. Stephen served as Executive Vice President, Investments for The Cadillac Fairview Corporation Limited (“Cadillac Fairview”), one of North America’s largest real estate companies, from October 2002 to December 2011 and as Senior Vice President, Investments for Cadillac Fairview from May 2000 to October 2002, where she was responsible for developing and executing Cadillac Fairview’s investment strategy. Prior to joining Cadillac Fairview, Ms. Stephen held the position of Director, Real Estate with the Ontario Teachers’ Pension Plan Board, the largest single profession pension plan in Canada, from December 1999 to May 2000, as well as various portfolio manager positions from September 1995 to December 1999. Previously, Ms. Stephen served as Director, Financial Reporting for Bramalea Centres Inc. for approximately two years and as an Audit Manager for KPMG LLP at the end of her over six year tenure. Ms. Stephen is a member of the board of directors of First Capital Realty Inc., Canada’s leading owner, developer and operator of supermarket and drugstore anchored neighborhood and community shopping centers, serving as chair of the compensation committee and a member of the

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

governance and executive committees. In June 2017, Ms. Stephen was elected to the board of trustees of Slate Retail Real Estate Investment Trust and serves on its audit, compensation and investment committees. Ms. Stephen previously served on the board of trustees of Boardwalk Real Estate Investment Trust, one of Canada’s leading owners and operators of multi-family communities, from May 2012 to May 2019 and as a director of Multiplan Empreendimentos Imobiliários, S.A., a Brazilian real estate operating company, from June 2006 to March 2012.

Key Qualifications, Experience and Attributes:

With over 25 years in the real estate industry and extensive transactional and management experience, Ms. Stephen has a broad understanding of the operational, financial and strategic issues facing real estate companies. She brings management expertise, leadership capabilities, financial knowledge and business acumen to our Board. Her significant international investment experience also provides a global perspective as well as international relationships. In addition, her service on various boards provides valuable insight and makes her an important contributor to our Board.

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

•  Eight of our ten director nominees are independent under the NYSE listing standards.

•  All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent.

Our Company is managed under the direction of our Board of Directors, which is currently composed of ten members. Our Board of Directors met seven times in 2019, including three telephonic meetings. Each of our directors attended more than 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2019.

DIRECTOR INDEPENDENCE

For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company). Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE listing standards and categorical standards that identify permissible immaterial relationships between our directors and our Company. These Director Independence Standards are included in our Guidelines on Corporate Governance, which are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Our Board has determined that the following eight non-employee director nominees do not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company) and each is an independent director under our Director Independence Standards: Messrs. Alschuler, Brandt, Hash, Hirsch and Soboroff and Mses. Alford, Laing and Stephen. Messrs. Coppola and O’Hern are not independent directors because they are current executive-level employees of our Company.

COMMITTEE CHARTERS

The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Executive Committee are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committee Memberships

During 2019, our Board had standing Audit, Compensation, Nominating and Corporate Governance and Executive Committees. The current members of our committees, the principal functions of each committee and the number of meetings held in 2019 are shown below. All members attended each meeting of their respective committees on which he or she served during 2019.

COMMITTEE FUNCTIONS

•  appoints, evaluates, approves the compensation of, and, where appropriate, replaces our independent registered public accountants

•  reviews our financial statements with management and our independent registered public accountants

•  reviews and approves with our independent registered public accountants the scope and results of the audit engagement

•  pre-approves audit and permissible non-audit services provided by our independent registered public accountants

•  reviews the independence and qualifications of our independent registered public accountants

•  reviews the adequacy of our internal accounting controls and legal and regulatory compliance

•  reviews and approves related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below

MEMBERS Peggy Alford, Chair* John H. Alschuler* Steven L. Soboroff Steven R. Hash, ex officio * Audit Committee Financial Expert Number of Meetings: 8

COMMITTEE FUNCTIONS

•  approves and evaluates our executive officer compensation plans, policies and programs

•  reviews annually our overall compensation structure and philosophy

•  reviews and approves compensation for our executive officers

•  reviews and recommends director compensation to our Board

•  administers certain of our employee benefit and stock plans

•  approves the compensation and oversees the work of any compensation advisers

•  conducts the independence assessment with respect to any compensation advisers

MEMBERS Andrea M. Stephen, Chair Eric K. Brandt Daniel J. Hirsch Steven L. Soboroff Steven R. Hash, ex officio Number of Meetings: 5

COMMITTEE FUNCTIONS

•  assists our Board in identifying individuals qualified to become Board members and recommends to our Board nominees for election as directors by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings

•  recommends to our Board director nominees for each Board committee

•  recommends adoption of and changes to our Guidelines on Corporate Governance

•  leads our Board in its annual evaluation of the performance of our Board and our committees

•  performs such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management

MEMBERS Steven L. Soboroff, Chair John H. Alschuler Daniel J. Hirsch Diana M. Laing Steven R. Hash, ex officio Number of Meetings: 4

COMMITTEE FUNCTIONS

•  exercises the powers and authority of our Board between Board meetings as permitted by applicable law

•  implements the policy decisions of our Board on matters not delegated to other committees of our Board

MEMBERS Steven R. Hash*, Chair Thomas E. O’Hern Andrea M. Stephen * Independent Chairman of the Board No meetings held in 2019

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Corporate Governance Enhancements

As part of our Board’s ongoing commitment to governance best practices, in 2019 our Board adopted two notable corporate governance enhancements:

First, our Board enacted a resolution prohibiting the Company from unilaterally electing to be subject to the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act (or “MUTA”)). MUTA permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent directors to elect, without any stockholder vote or other action and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	Section 3-803—requiring classification of the board of directors into three classes;

•

Section 3-804(a)—requiring that stockholders may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

•	Section 3-804(b)—requiring that the number of directors be fixed only by vote of the board of directors;

•

Section 3-804(c)—requiring that any vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•

Section 3-805—requiring that a special meeting of stockholders may be called only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Pursuant to the Board’s resolution, the Company is prohibited from electing to be subject to any of the foregoing provisions, and such prohibition may not be repealed unless a proposal to repeal such prohibition with respect to any such section is approved by the affirmative vote of a majority of the votes cast on the matter by stockholders of the Company.

Second, our Board amended our Bylaws to enhance our stockholders’ power to amend our Bylaws by allowing any stockholder to propose amendments to the Bylaws and removing the previous requirement that stockholders meet certain ownership thresholds to submit such a proposal. As a result, stockholders may amend the Company’s Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter pursuant to a proposal submitted for approval at a meeting of stockholders by any stockholder, following applicable notice requirements.

Related Party Transaction Policies and Procedures

The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply generally to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which our Company or an affiliate is a participant, where the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any person who is, or was in the last fiscal year, a director, director nominee, executive officer, stockholder of more than 5% of our Common Stock, an immediate family member of any of the foregoing, or an entity in which one of the foregoing serves as an executive officer, general partner, principal or has a 10% or greater beneficial interest to the extent such information is provided to our Company or is otherwise publicly available. Under the policies and procedures, transactions that fall within this definition will be reported to our Chief Legal Officer or Chief Financial Officer and referred to the Audit Committee for approval, ratification or other action. In determining whether to approve or ratify a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party’s interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve or ratify such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company. In addition, any related party transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and remains appropriate. There were no related party transactions identified in 2019.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning our Company’s assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect

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to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, and material litigation and regulations, including any material risk to our Company relating to such matters. Our Board of Directors believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore these processes do not have any material effect on our Company’s leadership structure described under the heading “Board Leadership Structure” below.

Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

AUDIT COMMITTEE

As required by the NYSE listing standards, the Audit Committee is responsible for periodically discussing our Company’s overall risk assessment and risk management policies with management, our Company’s internal auditors and our independent registered public accounting firm as well as our Company’s plans to monitor, control and minimize such risk and exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls, cybersecurity oversight and also oversees risk related to our compliance with legal and regulatory requirements.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for overseeing our Company’s assessment and management of risk related to our Company’s compensation plans, policies and overall philosophy as more fully described below under “Compensation Risk Assessment.”

NOMINATING AND CORPORATE

GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. Our Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and each committee charter provides that the committee may retain outside advisors at our Company’s expense.

Compensation Risk Assessment.    We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and we believe do not encourage risk taking. While our annual incentive compensation program focuses on short-term or annual performance, our executives’ annual bonuses are determined based on the Compensation Committee’s consideration of a variety of corporate and individual performance factors as described below under “Compensation Discussion and Analysis.” Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success and that it does not encourage unnecessary or excessive risk taking.

A significant portion of the compensation provided to our named executive officers is in the form of equity awards that further align executives’ interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price and since a large percentage of our grants are subject to vesting schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described in our “Compensation Discussion and Analysis,” an important component of our executive compensation program is the grant of performance-based LTIP Unit awards that vest based on the percentile ranking of our total stockholder return as compared to our peer REITs over the applicable performance period. The Compensation Committee believes these awards as well as our other LTIP Unit awards provide additional incentives for executives to create value for our stockholders and, together with the executives’ equity ownership in our Company pursuant to our Stock Ownership Policies as described below, help further link their interests with those of our stockholders.

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Additional Compensation Committee Matters.    The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel or other adviser. The Compensation Committee periodically engages independent compensation consultants to assist in the development and review of our director and executive officer compensation programs, including evolving compensation trends and market survey data. The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”), a nationally recognized independent compensation consulting firm, to advise on the design and competitive positioning of our executive and non-employee director compensation programs and make recommendations for change, as appropriate. The Compensation Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, our executive officers or directors.

Mr. O’Hern generally attended the Compensation Committee meetings in 2019 (excluding any executive sessions) and provided his analysis and recommendations with respect to our executive compensation program, including the compensation for our other executive officers. While Mr. O’Hern’s input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our executive officers. The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, with each subcommittee to consist only of independent directors. No such subcommittee has been formed to date.

Director Selection Process

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. The Nominating and Corporate Governance Committee will make the final recommendations of candidates to our Board for nomination.

Our Board of Directors has a policy that stockholders may recommend a director candidate for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons in writing to the Nominating and Corporate Governance Committee, c/o our Secretary, no later than the December 1 prior to the next annual meeting of stockholders, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 1.11 of our Bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of our Board.

Our Nominating and Corporate Governance Committee and our Board of Directors will consider all persons properly recommended as a nominee for election to our Board in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Nominating and Corporate Governance Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Nominating and Corporate Governance Committee may determine are appropriate for review. This process is described in our Guidelines on Corporate Governance, which is available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 1.11 of our current Bylaws and within the time periods set forth herein under the heading “Stockholder Proposals and Director Nominees.”

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Our Company’s stockholders also possess the right to nominate candidates for election to our Board through the “proxy access” provisions of our Company’s Bylaws, pursuant to which an eligible stockholder, or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of Common Stock continuously for at least three years, may nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors then serving on our Board, for inclusion in our proxy materials, subject to complying with the requirements contained in Section 1.13 of our Bylaws.

Diversity.    Although our Company does not have a formal policy for the consideration of diversity in identifying nominees for director, our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in our Board as a whole when identifying and selecting nominees. Thirty percent of our Board’s nominees at our Annual Meeting are female and beyond gender diversity, our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, age, background, skills, areas of expertise and perspective. These factors, the additional factors described above under “Director Selection Process” and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in terms of assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure

Steven R. Hash, previously our Lead Independent Director, was appointed to serve as Independent Chairman of the Board in June 2018. Mr. Hash actively manages our Board by: working with the CEO, other directors and our management team to set the agenda for our Board meetings; presiding over all meetings of our Board and executive sessions of the independent directors; serving as the principal liaison on all Board issues; and other customary duties. The Independent Chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs and management. Our Board believes this structure continues to ensure strong, independent oversight and leadership. The independent directors meet in separate executive sessions after each regularly scheduled non-telephonic Board meeting. The independent directors met four times in 2019.

Our Guidelines on Corporate Governance provide that our Board is free to combine or separate the roles of Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that, depending on the circumstances, another leadership model might be appropriate. Our Board, therefore, believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.

Annual Board, Committee and Director Evaluations

Pursuant to our Guidelines on Corporate Governance and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of our Board and its committees in order to assess the overall effectiveness of our Board and its committees. The results of the assessment are reported by the Nominating and Corporate Governance Committee directly to, and are discussed with, our Board following the end of each fiscal year. The evaluation process is designed to facilitate ongoing, systematic examination of our Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In 2019, in accordance with the requirements of the NYSE listing standards, our Board completed an evaluation process focusing on the effectiveness of the performance of our Board. Our Audit, Compensation and Nominating and Corporate Governance Committees each conducted a separate evaluation of its own performance and of the adequacy of its charter and reported to our Board on the results of its evaluation. In addition to our formal annual Board and committee self-evaluations, our Independent Chairman meets with each director to review the director’s individual performance.

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Succession Planning

Our Board is focused on ensuring that we have a high-performing management team. Our Board, acting through our Nominating and Corporate Governance Committee, reviews management development and succession planning at least annually to ensure continuity in our Company’s management, including policies and principles for executive officer selection. This plan, on which each executive officer reports his recommendations, addresses both emergency succession and succession in the ordinary course of business. In addition, high-potential leaders are given exposure and visibility to Board members through formal presentations at Board and committee meetings, as well as through informal events, such as dinners, lunches and site visits.

Attendance at Stockholders’ Meetings

Our Board does not require director attendance at our stockholders’ meetings because our stock is predominately held by institutional stockholders and in-person attendance is traditionally light. Our Board encourages directors in the Santa Monica area at the time of the stockholders’ meeting to attend the meeting. Mr. O’Hern and two of our executive officers attended our 2019 annual stockholders’ meeting.

Contact Our Board

Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Chairman of the Board, by sending an e-mail as follows:

•	Board of Directors
boardofdirectors@macerich.com

•	Non-Management Directors
nonmanagementdirectors@macerich.com

•	Chairman of the Board
chairman@macerich.com

Such communications may be submitted in writing in care of:

Attention: Secretary

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401

All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Codes of Ethics

Our Company expects that all of our directors, officers and employees maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the NYSE listing standards. In addition, our Company adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics, which Code of Business Conduct and Ethics is applicable to all employees and complies with the additional requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. To the extent required by applicable SEC rules and NYSE listing standards, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.macerich.com under “Investors—Corporate Governance—Corporate Governance Policies—Code of Business Conduct and Ethics.” Each of these Codes of Conduct is available on our website at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

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Sustainability and Corporate Responsibility

2019 Sustainability Highlights

• 17.7M kWh of solar energy produced	• 261 vehicle charging stations across 31 properties

• 6,500 tons of cardboard recycled annually • 709K pounds of glass recycled (AZ only)	• 243M gallons of water conserved annually since 2014

• 28 MWh energy consumption reduction	• 19 fuel cell installations across 6 properties • 30M kWh clean energy produced

This year Macerich will report on sustainability progress based on the frameworks set forth by the Global Reporting Initiative, the Task Force on Climate-related Financial Disclosures and the Sustainability Accounting Standards Board. We also continue to set specific milestones in our work to reach carbon neutrality by 2030. In 2019, Macerich achieved the #1 GRESB ranking in the North American Retail Sector and CDP’s Climate Change “A” List for the fifth straight year and we are proud to have been named one of five REITs designated as sector leaders on Barron’s list of America’s Most Sustainable Companies.

Sustainability Principled Practices

Macerich integrates sustainability practice principles into our day-to-day operations and property activities, and we are proud to have created a sustainability-based value system for operations. We use technologies that allow us to monitor real-time energy use at the property level and take swift action to turn off or reduce operating systems when appropriate, which has driven reductions in energy consumption and costs. Our procurement team seeks out office and janitorial supplies with environmental features to reduce our indirect use of raw materials and cleaning products that harm our environment. We coordinate events at our properties that focus on environmental topics, which allow us to engage with shoppers in our customer-facing recycling programs and encourage them to find inspiration from our energy and water efficiency projects to practice at home. Our properties continue to demonstrate that sustainable operations can be maintained to enhance the retail environment and improve the shopping experience.

Macerich’s Sustainability Goals

Macerich continues to implement and execute on processes and invest in capital projects to minimize the risks of the changing global climate. The four pillars of our fully integrated sustainability program are:

CARBON NEUTRALITY GOAL #1: Achieve Carbon Neutrality by 2030	ZERO WASTE GOAL #2: Achieve Zero Waste in both Water and Waste by 2025-2030	ACTIVE ENGAGEMENT GOAL #3: Increase Active Engagement in Sustainability	PRINCIPLED PRACTICE GOAL #4: Further Integrate Sustainability Practice Principles

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Carbon Neutrality

Macerich is committed to achieving carbon neutrality by 2030 through efficiency, sustainable investment, renewable and clean generation sources and renewable energy credits, while setting scientific greenhouse gas (GHG) reduction goals.

These GHG goals include reducing energy consumption, increasing onsite renewable energy and more. Since launching our formal sustainability program in 2008 with our Strategic Energy Plan (SEP), Macerich has reduced its energy utilization and carbon footprint every year for more than 11 consecutive years. In 2019 alone, Macerich reduced energy consumption by more than 28.3 million MWh.

Reduced carbon footprint by 33% from 2014-2019 which equates to greenhouse gas emissions from nearly 240 million passenger car miles

Energy Consumption and Greenhouse Gas Emission

Energy Use (kWh)	2017	2018	2019
Electricity	423,526,636	400,124,947	386,821,194
Natural Gas	146,933,913	149,000,000	113,985,060
Total	570,460,549	549,124,947	500,806,254

Performance
Carbon Footprint (metric tons CO2e)	203,683	196,616	186,476

Zero Waste

We’re building on strong existing programs in waste and water management, heading toward our goal of achieving zero waste by 2025-2030.

Macerich is targeting reduction of net water consumption by 50% from 2015 levels and eliminating 100% of property water effluent by 2030. Our objectives for zero water waste include a focus on conservation and efficiency, water capture and reuse, stormwater management, and tenant water consumption. Through thoughtful replantings and engineered irrigation systems, we have reduced our water use by 70 million gallons in two years, which has been particularly impactful in the still drought-ridden western United States.

Diminishing the impact of our properties on local landfills is also a key priority, now and in the long term. At Valley River Center in Oregon, for example, we diverted hundreds of pounds of metal fixtures from landfills by creating a designated dumpster program and recycling the metal material. Overall, Macerich is working to increase waste diversion rates to over 70% by 2025 and reduce overall waste by 50% from 2015 levels.

Water Summary

	2017	2018	2019
Volume of Water used (million gallons)	943	942	873
Building water intensity ratio (million gallons per square foot)	29.57	29.54	27.36

REDUCED ANNUAL WATER CONSUMPTION BY 243 MILLION GALLONS SINCE 2014

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Active Engagement

Part of Macerich’s role as an industry leader in sustainability is active engagement with our stakeholders, including investors, joint venture partners, tenants, vendors, communities, guests and employees. Our goal is to achieve more than 70% documented engagement by 2025.

•   Collaborating with our tenants is critical to our collective success and furthers our ability to realize the full value of our sustainability initiatives. Across locations, property teams work closely with tenants soliciting feedback and measuring satisfaction. Through our Green Tenant Criteria we provide guidance on implementing sustainability initiatives that will help to reduce tenants’ energy consumption and waste. We measure our green engagement progress through our Tenant Sustainability Survey.

Contributing to the vitality of our communities, our properties, our guests and our employees

•   We work closely with all vendors and contractors to maximize our sustainability performance. Our procurement team works with vendors to source the most sustainably available and feasible products for every Macerich facility, and we require third-party contractors to meet or exceed the highest designated environmental certification standards. We monitor performance and offer periodic trainings to contractors.

•   We frequently solicit feedback from guests regarding their experiences at our properties, especially in terms of health, safety and environmental performance. We engage with guests through our property websites, social media, digital directors and other informative materials that improve the guest experience. Guests also participate in initiatives including Earth Hour, water drives and other environmental pledges.

Valuing Human Capital

Macerich is committed to providing a positive and engaging work environment for our employees and taking an active role in the betterment of the communities in which our employees live and work. We put great effort into cultivating an inclusive company culture that attracts top talent and creates an environment that fosters collaboration, innovation and diversity, while providing professional development opportunities and training.

We are always looking to encourage two-way engagement and solicit productive feedback from our employees. Channels for engaging employees include: the company intranet, ongoing newsletters, performance reviews and informal conversations with supervisors, peer mentoring, training, educational and career development opportunities, lunch and learns, community events, our ethics hotline and social media.

Our employees enthusiastically embrace the opportunity to make a difference in the communities where they live and work. Through the Macerich Volunteer Program (MVP), we offer all full-time employees 24 hours of paid volunteer time each year. Employees can volunteer with nonprofits of their choosing, as well as partners pre-selected by the local property. In 2019 organizations we supported included Habitat for Humanity, The Boys and Girls Club, Earth Day Network, Red Cross, Phoenix Rescue Mission, Salvation Army, and Packages From Home. We believe this creates value for society while giving employees the opportunity to strengthen their relationships within their communities.

Our Macerich Dependent Scholarship Program assists children of non-management employees who plan to continue their education after high school in college or vocational school. This program is administered by Scholarship America®, the nation’s largest designer and manager of scholarship, tuition assistance and other education support programs for corporations, foundations, associations and individuals. Awards are granted without regard to race, color, creed, religion, sexual orientation, gender, disability or national origin. Since the inception of the program in 2017, 48 scholarships have been awarded.

Community Involvement

The strength of our business is inseparable from the vitality of our communities. Our centers are part of the fabric of their neighborhoods and we want to make a lasting positive impact. Each Macerich property develops and implements local engagement programs that reflect its community’s needs and interests. These programs incorporate employee volunteerism, in-kind and financial donations, and partnerships with local nonprofit organizations. In addition, Macerich has a strong corporate commitment to supporting national charitable causes that align with our corporate values.

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•

Through charitable giving, we contribute to our communities with a focus on generating positive social, economic and environmental change at the local level. We achieve this through local giving programs run by our individual properties, as well as corporate partnerships, with impactful national nonprofit organizations, including the Boys & Girls Club of America, American Red Cross and Ronald McDonald House Charities.

•	Macerich has provided more than $2.5 million of assistance to nonprofit organizations and charitable events in the communities where we work. In 2019, we donated to over 300 organizations.

With 47 regional shopping centers across the country, we work together with our communities to create positive environmental and social impacts. We give back through philanthropic partnerships and property-driven support for local nonprofits, in addition to our volunteer efforts.

•

Our malls are economic engines of the communities they serve. Our properties support job creation and drive economic activity in our communities. It is estimated that, on average, our properties employ from 500 to 3,000 individuals per center, depending on the size of the center.

•

In most of the communities we serve, local property management teams are involved in city task forces and committees that help guide and develop regional policies and keep our teams apprised of state and local legislation that could impact land use and development projects.

•

We work with key local tenants in our markets to provide space for services that impact the entire community. Examples include Saratoga Hospital at Wilton Mall, Cayton Children’s Museum at Santa Monica Place, and Des Moines Area Community College integrated into Southridge Mall.

•

Across the Macerich portfolio, we host hundreds of events annually that have a positive and long-lasting impact on the communities we serve. These events are designed to address each location’s unique needs and interests:

•	Examples include:

PHOENIX WATER DRIVE

During the month of June, our Phoenix corporate office and Arizona based properties hold a competition among departments to raise money and collect bottles of water for the Phoenix Rescue Mission and the Valley’s homeless population. In June 2019, the Phoenix region raised almost $19,000 and collected approximately 8,400 bottles of water to help the area homeless, which is especially helpful when temperatures average triple digits in June.

SAVING LIVES WITH BLOOD DRIVES

From Kings Plaza in Brooklyn, to Arrowhead Towne Center in Glendale, Arizona, Macerich properties and regional offices partner with local blood banks to host annual and ongoing blood drives. Throughout the year, guests visiting our malls donate thousands of pints of blood to give the gift of life to their neighbors.

STANDOUT TEACHER GIVEAWAY

In honor of the impact they make, Macerich awarded over $40,000 to teachers that went above and beyond in the eyes of their communities. For eight weeks, engaged shoppers submitted nominations about the special connections built with teachers, with each teacher receiving a $500 prize.

BIG RED BUCKET CAMPAIGN

For the past 20 years, Macerich has hosted the Big Red Bucket corporate food drive to support families in Santa Monica, California, in the lead-up to Thanksgiving. We ask our corporate employees and vendors to fill 16-gallon buckets with food items and collect cash donations to purchase gift cards so that families can purchase fresh produce, turkeys and other perishable items. In 2019, we filled over 145 buckets with food.

22    2020 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

COTTON PARTNERSHIP—SOUTH PLAINS MALL

Approximately 25% (4 billion bales) of the country’s cotton supply is grown in this region, and the South Plains Mall celebrates each year with cotton window displays and fashion events. This celebration is dedicated to the area’s farmers and the contributions they make to the overall economy. In 2019, Texas Tech University used the event to kick off an announcement of the first USDA/University partnership for a new classing facility and educational program.

COVID-19—Connection Redefined

In this critical time for our industry, it has been more important than ever to remain connected to our employees, our retailers, and our communities as we look to redefine the “new normal.” We are focusing on the Centers for Disease Control and Prevention recommended cleaning initiatives, following governmental ordinances on business operations, supporting critical community needs, supplying our retail community with vital resources for recovery, and we’ve balanced these objectives while keeping the Macerich team focused on our business . We strongly believe the role our properties play within each community will be even more important and valued as society emerges from the current crisis and people once again gather together for connection and commerce. Examples of our efforts include:

COMMUNITY:

•	Centers donated food and supplies to support first responders and hospitals

•	Donated unused iPads to hospitals in New York for patients that needed connection to family

•	Donated our real estate for essential functions, drive through testing facilities, first responder parking, and drive-through farmers’ markets

•	Donations to support local non-profit charities

•	Made our billboards and other media available for campaigns about staying home, healthy hygiene protocols and blood drives

RETAIL PARTNERS:

•	Hosted a webinar for retailers with PwC and US Bank to explain the stimulus package and how retailers can access those funds, with over 400 retailers attending the live session

•	Designed and implemented a website to provide retailers with a library of information on the stimulus package

More information about our efforts can be found on the company’s website at www.macerich.com/Sustainability.

2020 PROXY STATEMENT    23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee directors are compensated for their services according to an arrangement approved by our Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee generally reviews director compensation annually. Any Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. Coppola and O’Hern are currently the only directors who are also employees of our Company or a subsidiary and therefore do not receive any additional compensation for their service on our Board.

In October 2018, FW Cook conducted a competitive review of our non-employee director compensation program, including the review of the director compensation programs of companies within our peer group, and suggested changes for the Compensation Committee’s consideration. Based on the recommendations of the Compensation Committee, our Board of Directors revised certain aspects of our non-employee director compensation. The following sets forth the compensation structure effective in 2018, which had been in place for our non-employee directors since July 21, 2016, as well as the revised compensation structure effective January 1, 2019:

	Structure Prior to January 1, 2019	Structure Effective January 1, 2019
Annual Retainer for Service on our Board	$70,000	$70,000
Annual Equity Award for Service on our Board	$125,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is in March of each year. The restricted stock units are granted under our 2003 Incentive Plan (as defined below) and have a one-year vesting period.	$135,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is following our Annual Meeting each year. The restricted stock units are granted under our 2003 Incentive Plan and have a one-year vesting period.
Annual Retainer for Independent Chairman of the Board (previously Lead Independent Director)	$50,000	$125,000 – 50% cash and 50% restricted stock units granted simultaneously with the annual equity award.
Annual Retainers for Chairs of Audit, Compensation and Nominating & Corporate Governance Committees (in addition to membership retainer)	Audit: $20,000 Compensation: $20,000 Nominating & Corp. Governance: $12,500	Audit: $20,000 Compensation: $20,000 Nominating & Corp. Governance: $12,500
Annual Retainer for Committee Membership and ex officio attendance of Independent Chairman of the Board	Audit: $12,500 Compensation: $12,500 Nominating & Corp. Governance: $12,500	Audit: $15,000 Compensation: $12,500 Nominating & Corp. Governance: $12,500
Expenses	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.

24    2020 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAMS

In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation otherwise payable and to receive that compensation (to the extent that it is actually earned by service during that period) in cash or in shares of Common Stock as elected by the director, after termination of the director’s service or on a specified payment date. Such compensation includes the annual cash retainers payable to our non-employee directors. A majority of our non-employee directors serving in 2019 elected to receive all or a portion of their 2019 cash retainers in Common Stock. Deferred amounts are generally credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock for the preceding 10 trading days. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 500,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in the event of the death or disability of a director or, upon the termination of service as a director at the time of or after a change of control event. Our Company has a deferral program for the equity compensation of our non-employee directors which allows them to defer the receipt of all or a portion of their restricted stock unit awards and receive the underlying shares of Common Stock after termination of service or on a specified payment date. Any dividends payable with respect to those deferred restricted stock units will also be deferred and will be paid in accordance with a non-employee director’s payment election. The deferred dividend equivalents may be paid in cash or converted into additional restricted stock units and ultimately paid in shares of our Common Stock on a one-to-one basis. The vesting of the deferred restricted stock units is accelerated in the event of the death or disability of a non-employee director or upon a change of control event.

2019 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the compensation paid, awarded or earned with respect to each of our non-employee directors during 2019. We do not provide our non-employee directors with initial inducement awards upon joining our Board other than the regular annual equity award granted to our existing non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Peggy Alford	103,356	135,000	238,356
John H. Alschuler	96,250	135,000	231,250
Eric K. Brandt	82,500	135,000	217,500
Steven R. Hash	185,621	197,500	383,121
Daniel J. Hirsch	93,973	135,000	228,973
Diana M. Laing	83,733	135,000	218,733
Steven L. Soboroff	122,500	135,000	257,500
Andrea M. Stephen	115,000	135,000	250,000

(1)

Pursuant to our Director Phantom Stock Plan, each director receiving compensation, except Messrs. Alschuler, Brandt and Soboroff, elected to defer part of his or her annual cash retainers for 2019 and to receive such compensation in Common Stock at a future date. Therefore, for 2019 compensation, Messrs. Hash and Hirsch and Mses. Alford, Laing and Stephen were credited with 2,166, 2,171, 2,284, 1,970 and 1,285 stock units, respectively, which vested during 2019 as their service was provided.

(2)

The amounts shown represent the grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as “FASB ASC Topic 718,” of restricted stock awards granted under our Amended and Restated 2003 Equity Incentive Plan as currently in effect (“2003 Incentive Plan”). Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2019 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2020.

Messrs. Alschuler, Brandt, Hirsch and Soboroff and Mses. Alford, Laing and Stephen each received 3,810 restricted stock units and Mr. Hash received 5,574 restricted stock units on June 7, 2019 under our 2003 Incentive Plan. The closing price per share of our Common Stock on that date was $35.43.

2020 PROXY STATEMENT    25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

As of December 31, 2019, our non-employee directors held the following number of unpaid phantom stock units and unvested restricted stock units:

Name	Unpaid Phantom Stock Units (#)	Unvested Restricted Stock Units (#)
Peggy Alford	4,642	3,810
John H. Alschuler	—	3,810
Eric K. Brandt	—	3,810
Steven R. Hash	—	5,574
Daniel J. Hirsch	—	3,810
Diana M. Laing	—	3,810
Steven L. Soboroff	—	3,810
Andrea M. Stephen	2,573	3,810

EXECUTIVE OFFICERS

The following table sets forth, as of March 31, 2020, the names, ages and positions of our executive officers and the year each became an executive officer.

Name	Age	Position	Executive Officer Since
Thomas E. O’Hern	64	Chief Executive Officer	1993
Edward C. Coppola	65	President	1993
Ann C. Menard	56	Senior Executive Vice President, Chief Legal Officer and Secretary	2018
Douglas J. Healey	57	Senior Executive Vice President, Head of Leasing	2018
Scott W. Kingsmore	52	Senior Executive Vice President, Chief Financial Officer and Treasurer	2019
William P. Voegele	60	Executive Vice President, Chief Development Officer	2019
Kenneth L. Volk	57	Executive Vice President, Business Development	2019

26    2020 PROXY STATEMENT

EQUITY OWNERSHIP

EQUITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Common Stock and OP Units exchangeable for shares of our Common Stock, as of April 15, 2020, unless otherwise noted, for (i) each of our current directors, (ii) each of our named executive officers who is not a director, (iii) our directors and executive officers as a group and (iv) each person known by our Company to beneficially own more than 5% of our outstanding shares of Common Stock. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto, filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names. As of April 15, 2020, there were 141,534,987 shares of our Common Stock outstanding.

Name and Address of Beneficial Owner**	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock and OP Units(4)
Peggy Alford	2,066	(5)	*	—		*
John H. Alschuler	8,417	(6)	*	—		*
Eric K. Brandt	1,520		*	—		*
Edward C. Coppola	585,611	(7)	*	1,687,497	(8)	1.59%
Steven R. Hash	16,888	(9)	*	—		*
Daniel J. Hirsch	4,500	(10)	*	—		*
Diana M. Laing	12,479	(11)	*	—		*
Thomas E. O’Hern	132,588	(12)	*	382,782	(13)	*
Steven L. Soboroff	2,022	(14)	*	—		*
Andrea M. Stephen	68,348	(15)	*	—		*
Scott W. Kingsmore	26,276	(16)	*	21,728	(17)	*
Douglas J. Healey	58,019	(18)	*	22,594	(19)	*
Kenneth L. Volk	35,349	(20)	*	22,594	(21)	*
All directors and executive officers as a group (15 persons)(22)	954,083		*	2,137,195		2.15%
Ontario Teachers’ Pension Plan Board(23)	23,286,237		16.46%	—		16.45%
The Vanguard Group, Inc.(24)	19,554,571		13.82%	—		13.82%
BlackRock, Inc.(25)	14,180,619		10.02%	—		10.02%
GIC Private Limited(26)	10,884,261		7.69%	—		7.69%
Cohen & Steers, Inc. (27)	8,171,183		5.77%	—		5.77%

*	Less than 1%.

**	Unless otherwise indicated, the business address of each person or entity is c/o The Macerich Company, 401 Wilshire Blvd., Suite 700, Santa Monica, California 90401.

(1)

Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock and/or OP Units (as defined in Note 3 below) listed.

(2)

Assumes that none of our outstanding OP Units or LTIP Units (as defined in Note 3) held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units).

(3)

Our Company is the sole general partner of, and owns an aggregate of approximately 93% of the OP Units in, our Operating Partnership. Our Operating Partnership holds directly or indirectly substantially all of our interests in our regional shopping centers and our community/power shopping centers (the “Centers”). Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our Centers and various management companies. In connection with our formation as well as subsequent acquisitions of certain Centers, OP Units were issued to certain persons in connection with the transfer of their interests in such Centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our Company’s election.

Our Long Term Incentive Plan or “LTIP” allows for the issuance of limited partnership units in the form of a class of units of our Operating Partnership referred to as “LTIP Units,” as more fully described on pages 51-52 of this Proxy Statement. LTIP Units may be performance-based, service-based

2020 PROXY STATEMENT    27

EQUITY OWNERSHIP

or fully-vested. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.

(4)

Assumes that all OP Units or LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(5)

In addition to the securities disclosed in the above table, Ms. Alford has 3,810 stock units that will vest after May 22, 2020 under our 2003 Incentive Plan and 9,041 phantom stock units credited under the terms of our Eligible Directors’ Deferred Compensation/Phantom Stock Plan referred to as our “Director Phantom Stock Plan,” the vesting and terms of which are described under “Compensation of Non-Employee Directors” above. Stock units, including the stock units issued under our 2003 Incentive Plan and our Director Phantom Stock Plan, are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(6)

Mr. Alschuler has 5,882 vested stock units, 1,783 stock units credited as dividend equivalents and 3,810 stock units that will vest after May 22, 2020 under our 2003 Incentive Plan and 4,929 phantom stock units credited under our Director Phantom Stock Plan.

(7)

Includes 8,049 shares of Common Stock held for Mr. Coppola under our 401(k)/Profit Sharing Plan. Also includes 50,000 shares held by a family limited partnership of which Mr. Coppola has sole beneficial ownership, 28,000 shares held in a family trust of which Mr. Coppola has shared beneficial ownership and 1,800 shares held by Mr. Coppola as custodian for his children.

(8)

Includes 155,952 OP Units held in a family trust of which Mr. Coppola has shared beneficial ownership, 50,556 vested LTIP Units and 51,863 service-based LTIP Units that will vest after May 22, 2020. In addition to the securities disclosed in the above table, Mr. Coppola has 250,404 unvested performance-based LTIP Units.

(9)

In addition to the securities disclosed in the above table, Mr. Hash has 3,994 vested stock units, 1,350 stock units credited as dividend equivalents and 5,574 stock units that will vest after May 22, 2020 under our 2003 Incentive Plan and 5,353 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(10)

In addition to the securities disclosed in the above table, Mr. Hirsch has 1,520 vested stock units, 603 stock units credited as dividend equivalents and 3,810 stock units that will vest after May 22, 2020 under our 2003 Incentive Plan and 7,084 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(11)

In addition to the securities disclosed in the above table, Ms. Laing has 8,475 vested stock units, 2,916 stock units credited as dividend equivalents and 3,810 stock units that will vest after May 22, 2020 under our 2003 Incentive Plan and 46,554 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(12)

Includes 5,985 shares of Common Stock held for Mr. O’Hern under our 401(k)/Profit Sharing Plan. Also includes 2,982 shares held by Mr. O’Hern as custodian for his children and 2,441 shares Mr. O’Hern holds jointly with two of his sons.

(13)

Includes 122,644 vested LTIP Units and 73,662 service-based LTIP Units that will vest after May 22, 2020. In addition to the securities disclosed in the above table, Mr. O’Hern has 298,309 unvested performance-based LTIP Units.

(14)	In addition to the securities disclosed in the above table, Mr. Soboroff has 8,953 vested stock units and 3,138 stock units credited as dividend equivalents under our 2003 Incentive Plan.

(15)

Includes 60,000 shares held by Ms. Stephen’s husband. In addition to the securities disclosed in the above table, Ms. Stephen has 3,994 vested stock units, 1,187 stock units credited as dividend equivalents and 3,810 stock units that will vest after May 22, 2020 under our 2003 Incentive Plan and 16,368 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(16)

Includes 23,276 shares held by a family trust of which Mr. Kingsmore has shared beneficial ownership. In addition to the securities disclosed in the table above, Mr. Kingsmore has 4,679 stock units that will vest after May 22, 2020.

(17)

Consists of 2,599 vested LTIP Units and 19,129 service-based LTIP Units that will vest after May 22, 2020. In addition to the securities disclosed in the above table, Mr. Kingsmore has 25,027 unvested performance-based LTIP Units.

(18)	In addition to the securities disclosed in the above table, Mr. Healey has 6,977 stock units that will vest after May 22, 2020.

(19)	Consists of 19,706 service-based LTIP Units that will vest after May 22, 2020. In addition to the securities disclosed in the above table, Mr. Healey has 26,309 unvested performance-based LTIP Units.

(20)

Includes 26,357 shares held by his living trust in which he is the sole beneficiary. In addition to the securities disclosed in the above table, Mr. Volk has 4,842 stock units that will vest after May 22, 2020.

(21)	Consists of 19,706 service-based LTIP Units that will vest after May 22, 2020. In addition to the securities disclosed in the above table, Mr. Volk has 26,309 unvested performance-based LTIP Units.

(22)	Includes certain LTIP Units. See footnotes above.

(23)

The Schedule 13D/A filed with the SEC on February 1, 2018 indicates that the reporting entity is a pension plan and has shared voting and dispositive power with respect to 23,286,237 shares. The Schedule 13D/A indicates that 1700480 Ontario Inc., a wholly-owned subsidiary of the reporting entity, may be deemed to share voting and dispositive power with respect to the 23,286,237 shares. The business address of Ontario Teachers is 5650 Yonge Street, 3rd Floor, Toronto, Ontario M2M 4H5, Canada and the business address of 1700480 Ontario Inc. is 20 Queen Street West, 5th Floor, Toronto, Ontario 8M5H 3R4, Canada.

28    2020 PROXY STATEMENT

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

(24)

The Schedule 13G/A filed with the SEC on February 11, 2020 indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 225,309 shares, shared voting power with respect to 166,378 shares, sole dispositive power with respect to 19,327,906 shares and shared dispositive power with respect to 226,665 shares. The Schedule 13G/A indicates that Vanguard Fiduciary Trust Company is the beneficial owner of 60,287 shares as the result of serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. is the beneficial owner of 331,400 shares as a result of serving as investment manager of Australian investment offerings, and each entity is a wholly-owned subsidiary of the reporting entity. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(25)

The Schedule 13G/A filed with the SEC on March 9, 2020 indicates that the reporting entity is a parent holding company and has sole voting power with respect to 13,403,369 shares and sole dispositive power with respect to 14,180,619 shares, reporting on behalf of the following subsidiaries: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited and BlackRock Fund Managers Ltd. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(26)

The Schedule 13G/A filed with the SEC on February 14, 2020 indicates that the reporting entity is a fund manager and has sole voting power with respect to 3,139,391 shares, shared voting power with respect to 7,744,870 shares, sole dispositive power with respect to 3,139,391 shares and shared dispositive power with respect to 7,744,870 shares as the result of managing shares on behalf of its two only clients, the Government of Singapore and the Monetary Authority of Singapore. The business address of GIC Private Limited is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(27)

The Schedule 13G/A filed with the SEC on April 13, 2020 indicates that the reporting person is the parent holding company and a registered investment advisor filing on behalf of the following subsidiaries, which are also registered investment advisors: Cohen & Steers Capital Management, Inc., which is the reported beneficial owner of 8,171,183 shares with sole voting power with respect to 5,227,312 shares and sole dispositive power with respect to 8,171,183 shares, and Cohen & Steers UK Limited, which is reported as the beneficial owner of 0 shares. Cohen & Steers, Inc. is reported as having sole voting power with respect to 5,227,312 shares and sole dispositive power with respect to 8,171,183 shares. The address for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017, and the address for Cohen & Steers UK Limited is 50 Pall Mall, 7th Floor, London, United Kingdom SW1Y 5JH.

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

Biographical information concerning Messrs. Coppola and O’Hern is set forth above under the caption “Information Regarding our Director Nominees.”

Douglas J. Healey was appointed as our Senior Executive Vice President, Head of Leasing in March 2020 and previously served as our Executive Vice President of Leasing from March 2016 until March 2020. Mr. Healey joined our Company in May 2005 as a Senior Vice President of Leasing following our acquisition of the Wilmorite portfolio. Mr. Healey directs strategic leasing for our Company’s entire portfolio of regional shopping centers and has over 25 years of expertise in the retail industry, specializing in retail merchandising. Prior to joining our Company, he held various leasing positions with Wilmorite Properties from 1991 until 2005. Mr. Healey is a member of the International Council of Shopping Centers.

Scott W. Kingsmore became our Chief Financial Officer and Treasurer on January 1, 2019 and was appointed a Senior Executive Vice President in March 2020. Mr. Kingsmore is responsible for accounting, financial and tax reporting, investor relations, raising capital through debt and equity markets and information technology systems. His tenure at our Company started in 1996 as Vice President and Controller, and since then he has served in key roles in finance for over 20 years, most recently as Senior Vice President of Finance from April 1, 2004 until December 31, 2018. Prior to joining our Company, he worked for Westfield America within its corporate accounting department. Mr. Kingsmore was also a certified public accountant with PricewaterhouseCoopers from 1991 to 1995, and he graduated from University of California at Los Angeles in 1991.

Ann C. Menard joined our Company on January 29, 2018 as an Executive Vice President and has been our Chief Legal Officer and Secretary since March 1, 2018. Ms. Menard became one of our Senior Executive Vice Presidents as of March 2020. Prior to joining our Company, Ms. Menard was U.S. General Counsel and Managing Director for Tishman Speyer, a global real estate owner, operator, developer and fund manager from October 2005 through December 2017, where she managed legal activities and risk in connection with operations in major U.S. markets including Los Angeles, San Francisco, Silicon Valley, Seattle, Chicago and Atlanta. Prior to joining Tishman Speyer, Ms. Menard was a partner in the real estate and corporate finance departments at O’Melveny & Myers, LLP in their Los Angeles and Newport Beach offices. Ms. Menard received her JD, magna cum laude, from Loyola Law School of Los Angeles in 1991, after graduating with a Bachelor of Arts degree from the University of California, Los Angeles.

2020 PROXY STATEMENT    29

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

William P. Voegele joined our Company as Executive Vice President and Chief Development Officer in September 2019 and leads all development and redevelopment activities across our portfolio. Mr. Voegele brings more than 30 years of leadership experience in senior development positions, most recently as a Senior Vice President of Development with Brookfield Asset Management from November 2018 to August 2019 and with Forest City Realty Trust’s Commercial Development Group, from September 1989 until October 2018, when Forest City was acquired by Brookfield Asset Management, where he managed the conception, master planning and execution of mixed-use developments incorporating retail, entertainment, office, hotel and residential uses. Mr. Voegele serves on the board of directors of Getting Back Up, a Section 501(c)(3) tax exempt organization.

Kenneth L. Volk was appointed Executive Vice President of Business Development in January 2019 and directs common area retail, media and sponsorship, brand experiences and alternative revenue, as well as short-term inline leasing. Mr. Volk joined our Company in 2007 as Senior Vice President and Chief Marketing Officer overseeing business development and marketing. He has over 25 years of experience in the retail REIT industry, specializing in marketing and communications. Prior to joining our Company, Mr. Volk served as Senior Vice President of Marketing and Communication for The Mills Corporation from September 2002 to March 2007, where he also oversaw strategic partnerships and the Mills TV digital media network. Mr. Volk also previously served as Senior Vice President of Shopping Center Marketing for Simon Property Group from May 1989 until August 2002.

The following Report of the Compensation Committee shall not be deemed soliciting material or to be filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts.

30    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of The Macerich Company, a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2019 and this Proxy Statement for our 2020 Annual Meeting of Stockholders.

The Compensation Committee

Andrea M. Stephen, Chair

Eric K. Brandt

Daniel J. Hirsch

Steven L. Soboroff

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, how the program is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions the Compensation Committee made under the program for our named executive officers, who for 2019 were:

Named Executive Officers	Title
Thomas E. O’Hern	Chief Executive Officer
Edward C. Coppola	President
Scott W. Kingsmore	Senior Executive Vice President, Chief Financial Officer and Treasurer
Douglas J. Healey	Senior Executive Vice President, Head of Leasing
Kenneth L. Volk	Executive Vice President, Business Development

For purposes of this CD&A, we refer to the Compensation Committee as the “Committee.”

EXECUTIVE SUMMARY

BUSINESS HIGHLIGHTS

2019 was a year of transition for our Company as we continued to adapt to the changing retail environment. Despite continued retailer fallout stemming from unprecedented tenant bankruptcies in 2016-2019, we achieved solid operating results and earnings performance in 2019. While store closings, tenant bankruptcies and sector sentiment have adversely impacted our short-term total stockholder return, we have seized upon opportunities to redevelop our properties and secure more productive and contemporary tenants that we believe will generate higher sales in the coming years. Two examples of successful redevelopment projects in 2019 include Fashion District Philadelphia, the only enclosed mall in City Center Philadelphia, and Scottsdale Fashion Square in Scottsdale, Arizona. At Scottsdale Fashion Square, we have nearly completed all elements of this multi-faceted redevelopment. Apple and Industrious anchor the new “tech” wing, which also includes a new roster of exciting contemporary brands. The redevelopment also features a newly elevated luxury wing with top global brands, including, among many others, Breitling, Burberry, Cartier, David Yurman, Escada, Gucci, Jimmy Choo, Louis Vuitton, Prada, Saint Laurent, Salvatore Ferragamo, Tiffany & Co. and Versace. Ocean 44, Nobu and Toca Madera lead a roster of several newly added dining alternatives. Equinox and Caesar’s Republic will ultimately finalize the redevelopment. With sales historically over $1,400 per square foot, we have reinforced Scottsdale Fashion Square’s fortress position and its role as the absolute home for luxury within the region. Fashion District Philadelphia was a complete redevelopment of an underperforming mall in downtown Philadelphia, which was transformed into an 800,000 square foot center that includes flagship, traditional full price, off-price and branded outlet retail, destination dining and entertainment, along with co-working, public art and evolving cultural events. We believe that we remain well-positioned to take advantage of other opportunities that will allow us to improve our high-quality portfolio, both in terms of tenant quality, sales productivity, traffic and densification.

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COMPENSATION DISCUSSION AND ANALYSIS

OPERATIONAL

With A properties in A markets, Macerich continued to operate from a strong position in 2019 and posted solid operational results.

•  A record number of property-level financing transactions

•  Average rents were up 3.3% compared to 2018

•  Annual sales per square foot increased by 10.3% compared to 2018

•  Occupancy level was 94.0% for 2019, a significant achievement in light of a record level of bankruptcies in 2019

LEASING

We delivered new uses and new brands in 2019 to reshape and energize the experience at our properties and provide significant new sources of traffic and even more vitality.

•  Leasing activity in 2019 was up nearly 20% compared to 2018, executing 938 leases for over 3.5 million square feet

•  Opened 270 stores representing 830,000 square feet in 2019 and signed over 90 new-to-Macerich concepts

DEVELOPMENT AND REDEVELOPMENT

We continued executing a strategy in 2019 to transform our high-quality centers to mean more to more people, creating essential places to explore, experience and connect. We believe this part of people’s lives will be even more important and valued as we emerge from the current crisis.

•  Fashion District Philadelphia opened September 2019: A retail and entertainment offering unlike any other in downtown Philadelphia, featuring flagship, traditional full-price and branded outlet retail, together with destination dining and entertainment

•  Scottsdale Fashion Square: A newly elevated luxury wing is rich with top global brands and several new dining alternatives, with Equinox and Caesar’s Republic finalizing this redevelopment

SUSTAINABILITY

Corporate responsibility and sustainability influence every aspect of our approach to running our company. Visit www.macerich.com for our entire Corporate Responsibility Report. The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

•   #1 ranking in the U.S. Retail Sector for sustainability performance for real estate portfolios around the world for the fifth straight year, according to scores published by Global Real Estate Sustainability Benchmark (GRESB)

•   One of five real estate investment trusts designated as sector leaders on Barron’s list of America’s Most Sustainable Companies

•   Retail “Leader in the Light” Environmental Award for years 2014-2018 from Nareit

•   Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies

•   Top Ranking on CDP Climate ‘A’ List and the only U.S. retail real estate company to earn this distinction

In 2019, our Company continued to demonstrate the strength of our portfolio through consistently solid operating metrics and the delivery of stable, high-quality cash flows, despite the challenges facing the retail industry.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION HIGHLIGHTS

Compensation Elements.    The following chart summarizes, for each component of our ongoing executive compensation program, the objectives and key features and the compensation decisions made by the Committee for our named executive officers:

Pay Element	Objectives and Key Features	2019 Highlights
Salary	• Relatively low, fixed cash pay based on the scope and complexity of each position, the officer’s experience, competitive pay levels and general economic conditions

•   2019 salaries remained unchanged from 2018 levels for Messrs. O’Hern and Coppola

•   Base salaries for Messrs. Healey, Kingsmore and Volk were increased on January 1, 2019 to better align with market practices, and in the case of Mr. Kingsmore, to reflect his promotion to Chief Financial Officer

Annual Incentive Bonus

•   Variable short-term incentive

•   Rewards achievement of both corporate and individual performance

•   Performance was measured using annual scorecard designed to support our Company’s short-term financial and strategic objectives:

•   Corporate goals (Same Center NOI growth, FFO per diluted share, releasing spreads, EBITDA margin improvement and general and administrative expenses as a percentage of revenue) were weighted 75%, and evaluated formulaically against pre-established threshold, target, and maximum goals

•   Individual performance against pre-established goals was weighted 25%

•   For all named executive officers:

•   Performance on the corporate objectives varied, with Same Center NOI growth achieved below target, FFO per diluted share achieved at target, releasing spreads below threshold, EBITDA margin improvement above maximum, and G&A expenses as a percentage of revenue at target. The resulting average weighted payout was 72% of target for the corporate performance portion of the award

•   Individual performance against pre-established goals was awarded between target and maximum

•   Refer to “Compensation for 2019 Performance – Annual Incentives” for more detail

Long-Term Incentives

Performance-Based LTIP Units

•   Variable long-term incentive

•   Provides incentive for our executive officers to take actions that contribute to the creation of stockholder value and outperform other equity REITs which are investment alternatives for our stockholders

•   May be earned from 0% to 150% of target based on our TSR over the three-year performance period compared to publicly-traded, US-based equity REITs in the Nareit Index which are categorized as “mall” or “shopping center” REITs (the “Equity Peer REITs”)

Service-Based LTIP Units

•   Vest in equal annual installments over a three-year period to promote stockholder alignment, retention and stability of our management team

•   2019 target LTIP grant values remained the same as in 2018 for Messrs. O’Hern and Coppola. 2019 was the first year of participation in the executive LTIP program for the other three named executive officers (in prior years they participated in a different long-term incentive program).

•   75% of target LTIP value was granted in performance-based LTIP Units and 25% of target LTIP value was granted in service-based LTIP Units to our CEO and President

•   To other named executive officers 50% of target LTIP value was granted in performance-based LTIP Units and 50% of target LTIP value was granted in service-based LTIP Units

•   None of the performance-based LTIP Units granted in 2017 were earned because our relative TSR for the 2017-2019 performance period was below the 25th percentile

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COMPENSATION DISCUSSION AND ANALYSIS

Target Total Direct Compensation Mix

*

Mr. O’Hern’s Total Direct Compensation (“TDC”) for 2019 includes target LTIP grant value of $4 million, as Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive award by $2 million, and such amount was instead used to fund an incentive bonus pool for other senior executives tied to same center growth and EBITDA margin growth.

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COMPENSATION DISCUSSION AND ANALYSIS

LTIP Pay for Performance Alignment.    The forfeiture, and tracking forfeiture, of the performance-based LTIP Unit awards for 2017 through 2021 reflects strong pay for performance alignment with respect to the applicable performance periods. The graphic below summarizes the performance periods and outcome, or projected outcome, of our performance-based LTIP Unit awards in 2017, 2018 and 2019, through December 31, 2019.

LTIP Performance Period	2017	2018	2019	2020	2021		Status	% Payout
2017 3-year LTIP	100% Complete					▼	Below Threshold and 100% Forfeited	0%
2018 3-year LTIP		67% Complete				▼	Tracking Below Threshold	0%(1)
2019 3-year LTIP			33% Complete			▼	Tracking Below Threshold	0%(1)

(1)

The performance period for these awards remains open and the payout percentage for these awards has not been determined. The payout percentage is reflected as 0% in the table to indicate that, if the performance period applicable to the award had ended as of December 31, 2019, the Company’s relative TSR ranking considered for purposes of the awards would have been below the applicable Threshold level and the awards would have been forfeited. We make no prediction as to the future performance of our stock.

The three-year performance period for the 2017 performance-based LTIP Unit awards has been completed and the entire award was forfeited because the Company did not achieve the Threshold relative TSR ranking.

The total amount realized with respect to the outstanding 2018 and 2019 performance-based LTIP Unit awards will be determined following the three-year performance periods ending December 31, 2020 and 2021, respectively. If the performance period had ended on December 31, 2019, the 2018 and 2019 performance-based LTIP Unit awards would have resulted in $0 realized pay due to the failure to satisfy the Threshold relative TSR achievement level.

Target vs. Realizable CEO Compensation

As illustrated above, the majority of our Chief Executive Officer’s compensation opportunity is “at risk” and tied to performance goals and our relative TSR. Because a significant portion of compensation opportunity is in the form of equity awards, the value is also tied to our absolute TSR. Our pay-for-performance philosophy is further illustrated by comparing target total direct compensation to “realizable” compensation, which after taking into account actual performance demonstrates alignment of pay and performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Our operating performance was solid during 2017, fell short of targets in 2018, and was mixed in 2019. Annual bonuses earned in each year were aligned with operating and individual performance. As illustrated above, our TSR lagged peers, resulting in no payout for the 2017-2019 performance-based LTIP Units, and the 2018-2020 and 2019-2021 performance-based LTIP Units are tracking at no payout. Service-based LTIP Units have lost value, consistent with our negative absolute TSR.

(1)

Target TDC for 2019 includes target LTIP grant value of $4 million, as Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive award by $2 million, and such amount was instead used to fund an incentive bonus pool for other senior executives tied to same center growth and EBITDA margin growth.

Target pay includes base salary, target annual incentive compensation, and the target grant-date fair value of long-term incentives in each of 2017 and 2018 for Mr. A. Coppola and in 2019 for Mr. O’Hern. Realizable pay includes: (i) annual base salary earned; (ii) actual annual incentive earned in respect of the applicable year; and (iii) the value of performance-based LTIP Units (assuming the performance period had ended December 31, 2019) and service-based LTIP Units as of December 31, 2019, including earned dividend equivalents. None of the performance-based LTIP Units granted in 2017 were earned, and none of the performance-based LTIP Units granted in 2018 and 2019 would have been earned at December 31, 2019 based on our relative TSR performance as of such date. The value of the service-based LTIP Units is based on our closing stock price on December 31, 2019, the last trading day of fiscal 2019. This chart and the total realizable pay reported in this chart provide supplemental information regarding the compensation paid to our Chief Executive Officer and should not be viewed as a substitute for the 2019 Summary Compensation Table. We believe that showing realizable compensation illustrates for stockholders the alignment between pay and performance.

With the CEO and other executive transitions, our overall 2019 compensation to our named executive officers was significantly reduced. As the table above illustrates, Mr. O’Hern’s 2019 target TDC was 53% of Mr. A. Coppola’s 2018 target TDC. In addition, the aggregate 2019 target TDC for our CEO, CFO and the next three highest paid executives was 65% of 2018 target TDC for Messrs. A. Coppola, E. Coppola, O’Hern, Perlmutter and Leanse.

2019 Say-on-Pay Vote

Last year, following review of our proxy statement, Institutional Shareholder Services (“ISS”), a proxy advisory firm, recommended that its clients vote against our non-binding, advisory 2019 Say-on-Pay resolution while Glass Lewis recommended that its clients vote for the resolution. We filed supplemental proxy solicitation materials to respond to ISS’ recommendation and reached out to our large institutional investors, which collectively represented over 95% of our outstanding shares, to explain the Committee’s rationale for its

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COMPENSATION DISCUSSION AND ANALYSIS

decisions with respect to the compensation. We were successful in having direct communications with investors representing over 85% of our outstanding stock and had extensive conversations with over 60% of those with which we engaged.

The Chair of our Compensation Committee, Andrea Stephen, led our conversations with stockholders regarding the 2019 Say-on-Pay resolution. The primary matters our stockholders wanted to discuss in those conversations were the target compensation of our former CEO, Arthur Coppola, and the equity award issued to our current CEO, Mr. O’Hern, upon the announcement of Mr. A. Coppola’s retirement and Mr. O’Hern’s promotion to CEO (in particular, the fact that the award lacked a long-term vesting component). Ms. Stephen focused on essentially three points in those discussions. First, as to Mr. A. Coppola’s prior compensation, Ms. Stephen explained the Committee’s belief that realized or realizable pay is a superior measure to that of target compensation for alignment of pay and performance. The majority of our CEO’s compensation is “at risk” and tied to performance goals and our relative stockholder return (“TSR”). Because a significant portion of our CEO’s compensation opportunity is in the form of equity awards, the value is also tied to our absolute TSR. Our pay for performance philosophy is illustrated by comparing target compensation to “realizable” compensation which, after taking actual performance into account, demonstrates alignment of pay and performance, as reflected in the chart entitled “Target vs. Realizable CEO Compensation,” above. The second point Ms. Stephen made was to note that, even looking solely at target compensation, for 2019 our new CEO’s target compensation was 53% of our prior CEO’s target and the 2019 target compensation of our CEO, CFO and next three highest paid executives was approximately 63% of the 2018 target compensation for our CEO, CFO and three highest paid executives. The final point that Ms. Stephen emphasized was that Mr. O’Hern’s award was similar to awards granted to new CEOs of other similarly situated companies, particularly where equity enticement is appropriate in retaining the right candidate for the role, as well as the fact that Mr. O’Hern, through his prior role as the Company’s CFO, already had significant portions of his previous equity awards at risk and subject to ongoing vesting.

At our 2019 Annual Meeting of Stockholders, approximately 71% of the votes cast were in favor of the non-binding, advisory Say-on-Pay resolution. The outcome of the vote in 2019 was sufficient to approve the resolution, despite ISS’ recommendation. While disappointed at the absolute percentage, we were gratified to have achieved that level of support as a result of our stockholder outreach given the percentage of our stockholders who, while not necessarily following ISS’ recommendations, at a minimum consider ISS’ recommendations in evaluating say-on-pay resolutions. However, the level of support was less than we had hoped for, less than we received on our Say-on-Pay resolution in any of the last four years and less than we desired. As a result, we followed up again with our stockholders in the fall of 2019 and our stockholders voiced no further concerns regarding our executive compensation program.

Our Board of Directors and the Committee have always valued and considered feedback from stockholders and the results of the Say-on-Pay vote, taking it into account when making decisions regarding the compensation of our named executive officers. The core philosophy and design of our compensation program remains materially consistent with prior years (the program itself, and in particular, the three-year vesting feature of our performance-based LTIP program, which was restructured in 2016 in response to stockholder outreach and feedback in 2015). Acknowledging stockholder concern about Mr. O’Hern’s promotional grant, which was an isolated issue, the Committee did not grant any fully-vested awards this year, including in connection with new management hires and promotions.

Compensation Governance Highlights

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term stockholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices:

No Excessive Risk Taking.    Our compensation program is designed to not incentivize excessive risk taking by participants. We conduct an annual risk assessment of all of our compensation programs.

No Excise Tax Gross-Ups.    None of our Company’s executives are entitled to any excise tax gross-ups.

Double-Trigger Equity Vesting.    Our equity awards are subject to double-trigger vesting acceleration in connection with a change of control.

Robust Stock Ownership Guidelines.    We have robust stock ownership policies for our named executive officers and directors, and each individual who is subject to them is in compliance with those policies. See “Stock Ownership Policies” on page 44 of this Proxy Statement.

Holding Period.    Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from vesting of equity compensation awards. See “Stock Ownership Policies” on page 44 of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy.    We have a clawback policy that allows us to recover cash and equity incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

No Repricing.    We do not permit repricing of underwater options or SARs or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

Anti-Hedging Policy.    We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company.

Anti-Pledging Policy.    In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our Company’s securities. Currently, no shares of our Company are pledged by our directors and executive officers.

Independent Compensation Consultant.    The Committee engages an independent compensation consulting firm that provides us with no other services.

Annual Say-on-Pay.    We annually submit our executive compensation program for our named executive officers to say-on-pay advisory votes for stockholder consideration.

Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our corporate strategy.

•	Link compensation earned to achievement of our Company’s short-term and long-term financial and strategic goals.

•

Align the interests of management with those of our stockholders by providing a substantial portion of compensation in the form of equity-based incentives and maintaining robust stock ownership requirements.

•	Adhere to high standards of corporate governance.

The Committee believes strongly in linking compensation to corporate performance: the annual incentive awards are primarily based on overall corporate performance and vesting of 75% of the long-term incentive equity awards for our CEO and President and 50% for all other named executive officers depends on our three-year relative TSR compared to our Equity Peer REITs. The Committee also recognizes individual performance in making its executive compensation decisions. The Committee believes this is the best program overall to attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders.

The Committee does not have a strict policy for allocating a specific portion of compensation to our named executive officers between cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive. The Committee believes it utilizes the right blend of cash and equity to provide appropriate incentives for executives while aligning their interests with those of our stockholders and encouraging the executives’ long-term commitment to our Company.

Role of the Compensation Committee

The Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of four independent directors, Ms. Stephen (Chair) and Messrs. Brandt, Hirsch, and Soboroff.

Role of Management

Management, under the leadership of our Chief Executive Officer, develops our Company’s strategy and corresponding internal business plans, which our executive compensation program is designed to support. Our Chief Executive Officer also provides the Committee with his evaluation of the performance of and his recommendations on compensation for his direct reports, including the other named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Role of Compensation Consultant

The Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. The Committee retained FW Cook as its independent compensation consultant with respect to our compensation programs. FW Cook’s role is to evaluate the existing executive and non-employee director compensation programs, assess the design and competitive positioning of these programs, and make recommendations for change, as appropriate. The Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, executive officers or directors.

Role of Data for Peer Companies

FW Cook periodically conducts competitive reviews of our executive compensation program, including a competitive analysis of pay opportunities for our named executive officers as compared to the relevant peer group selected by the Committee. The Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive. In 2019, FW Cook conducted a competitive analysis of our executive compensation program versus a refreshed compensation peer group, which included the following U.S.-based, publicly-traded REITs:

Acadia Real Estate	Simon Property Group, Inc.

Brixmor Property Group, Inc.	SITE Centers

Douglas Emmett, Inc.	SL Green Realty Corp.

Federal Realty Investment Trust	Tanger Factory Outlets

JBG Smith Properties	Taubman Centers, Inc.

Kilroy Realty Corporation	VEREIT, Inc.

Kimco Realty Corporation	Vornado Realty Trust

Regency Centers Corporation	Weingarten Realty

The group included our direct mall REIT competitors, both larger and smaller than us, as well as other REITs, primarily selected based on size, headquartered in Southern California, and/or with a meaningful number of retail properties in their portfolio. At the time FW Cook conducted the 2019 competitive review, our twelve-month average total capitalization was in the median range compared to the peer group. The Committee believes that these REITs best reflected a complexity and breadth of operations, as well as the amount of capital and assets managed, similar to our Company at the time the study was conducted.

The Committee does not set compensation components to meet specific benchmarks. Instead, the Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward “at risk” performance-based compensation. Peer group data is not used as the determining factor in setting compensation because each officer’s role and experience is unique. The Committee believes that ultimately the decision as to appropriate compensation for a particular officer should be made based on a full review of that officer’s and our Company’s performance.

COMPENSATION FOR 2019 PERFORMANCE

Compensation opportunities for each named executive officer consisted of a base salary, an annual bonus opportunity, and long-term incentives, each of which is described in more detail below.

Base Salary

As they do annually, the Committee members reviewed base salaries of the named executive officers to determine whether they remain appropriate based on the factors identified above. 2019 salaries remained unchanged from 2018 levels for Messrs. O’Hern and Coppola. Base salaries for Messrs. Healey, Kingsmore and Volk were increased on January 1, 2019 to better align with market practices, and in the case of Mr. Kingsmore, to reflect his promotion to Chief Financial Officer.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Each executive officer has a target annual incentive opportunity, expressed as a percentage of base salary. Target bonus was 200% of base salary for Messrs. O’Hern and Coppola and 100% of base salary for all other named executive officers.

The Committee set target bonuses for Messrs. O’Hern and Coppola at a higher percentage of base salary than the other executives because their positions are those of strategic leaders who manage and direct our other named executive officers. Actual bonuses can range from 0% to 200% of each executive’s target bonus, based on the Committee’s assessment of annual performance against the objectives established for the year.

Under our annual incentive program for all of the named executive officers, the Committee evaluates performance against a “scorecard” of performance objectives established at the beginning of the year. These rigorous scorecard goals are designed to reward the successful execution of our strategies, and were consistent with our external guidance as disclosed in the first quarter of 2019. For 2019, five corporate measures determined 75% of each participating executive’s earned bonus; the remaining 25% was based on the Committee’s assessment of the executive’s individual performance. The 2019 corporate scorecard measures, as well as actual achievement versus each goal, are outlined in the table below. On a weighted average basis, the corporate performance score resulted in a payout of 72% of target.

2019 Corporate Goals—Weighted 75%

			2019 Goals			2019 Actual	Payout (% of Target)
Measure	Weighting		Threshold	Target	Max
	Payout	g	50%	100%	200%
Same Center NOI Growth	15%		0.50%	0.75%	1.00%	0.65%(1)	80%
FFO per Diluted Share(2)	15%		$3.50	$3.54	$3.58	$3.54(3)	100%
Re-leasing Spreads	15%		8%	10%	12%	4.7%	0%
EBITDA Margin Improvement	15%		0.29%	0.30-0.59%	0.60%	0.90%	200%
Relative G&A as % of Revenue	15%			Top Quartile		Top Quartile	100%

(1)	Excludes leasing expenses

(2)	Excludes the impact of acquisitions/dispositions

(3)

FFO per diluted share represents funds from operations per share on a diluted basis, excluding financing expenses in connection with Chandler Freehold and loss on extinguishment of debt. For the definition of FFO and a reconciliation of FFO to net operating income attributable to common stockholders, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019.

At the time the goals were set, the Committee believed these goals were rigorous, in particular in the context of the slowing growth in the retail REIT sector, a record number of retailer bankruptcies in 2017 and 2018 and store closures.

Individual Performance–Weighted 25%

A portion of the annual incentive is based on an assessment of individual performance in order to reward individual achievements and contributions. In making the individual determinations, the Committee took into consideration each named executive officer’s individual contributions to our operational and financial performance in 2019, as well as their individual accomplishments and performance relative to their objectives for the year. The Committee has the discretion to award between 0% and 200% of the named executive officer’s target individual award opportunity.

With respect to Mr. O’Hern:    In determining his annual incentive bonus, the Committee reviewed with Mr. O’Hern his 2019 accomplishments against his individual goals. In addition to supporting our 2019 corporate goals described above, the Committee considered his leadership in executing our strategic, financial and operational initiatives, including:

•

his successful transition to Chief Executive Officer effective January 1, 2019 and his leadership during the transition of multiple executives to new roles, including the Chief Financial Officer, Senior Vice President of Portfolio Operations and People and Executive Vice President of Business Development;

•	leading the implementation of strategies to increase traffic to properties through non-traditional retail leases and to re-characterize assets as “town centers”;

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COMPENSATION DISCUSSION AND ANALYSIS

•	overseeing the execution of critical redevelopments;

•	achieving cost savings and operational efficiencies resulting in significantly improved gross operating margins; and

•	overseeing more than $2 billion in financings and refinancings.

With respect to Mr. Coppola:    Hs continued leadership and achievements in our key developments and redevelopments, including:

•	managing our development group and onboarding William Voegele, our new Executive Vice President and Chief Development Officer;

•

his role in critical redevelopment projects, including the successful opening of Fashion District Philadelphia and the luxury wing at Scottsdale Fashion Square, as well as major mixed-use additions at Los Cerritos, Washington Square and Wilton Mall;

•	successful execution of the hotel ground lease with Caesars at Scottsdale Fashion Square; and

•	strengthening relationships with key tenants and joint venture partners, in coordination with our leasing and asset management groups.

With respect to Mr. Kingsmore:    His success in his new role as Chief Financial Officer, effective January 1, 2019, including:

•	overseeing financings and refinancings of nine properties totaling over $2 billion and yielding over $560 million of liquidity, with an average interest rate of 4% and average term of 9.3 years;

•	leading the initial implementation of Yardi, a new enterprise planning resources system, involving over 60 employees across ten departments;

•	supporting achievement of financial goals through process improvements, reallocation of resources, cost savings and efficiency initiatives;

•	strengthening relationships with investors through meetings, calls, conferences and road shows; and

•	collaborating with our technology and legal teams on cybersecurity protection and compliance with the California Privacy Protection Act.

With respect to Mr. Healey:    His continued leadership of our leasing group, including:

•	ensuring proper resources, organization and staffing that drove a record year of leasing volume in the face of multiple retailer bankruptcies;

•	successful lease-up of Fashion District Philadelphia and the new luxury wing at Scottsdale Fashion Square, which contributed to their positive openings;

•	the releasing or repurposing of eight previous Sears locations;

•	structuring leasing for flagship Apple stores at Scottsdale Fashion Square and Tysons Corner; and

•	strengthening relationships with key national retailers.

With respect to Mr. Volk: His success in his new role as Executive Vice President, Business Development, including:

•	achieving revenue and income generation goals related to specialty leasing, temporary in-line leasing and permanent kiosk leasing;

•	converting 63 leases occupying nearly 100,000 square feet of specialty space from temporary to permanent leases; and

•	achieving revenue and income generation goals for in-mall advertising and telecommunications.

Based on each executive’s accomplishments, as well as considering performance scores for the employees reporting to each of the named executive officers, the Committee scored the individual performance category at 200% of target for Messrs. Coppola, Kingsmore and Healey, 192% of target for Mr. Volk, and 165% of target for Mr. O’Hern.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives–Significant Portion is Performance-Based and Tied to Achieving Strong Relative Returns

Our long-term equity-based incentive program is an important means to align the interests of our executives and our stockholders, to encourage our executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure.

For 2019, the Committee approved for each named executive officer an aggregate grant date fair value for these awards, to be granted in the form of LTIP Units. That amount was divided between two types of LTIP Units as follows:

Performance-Based LTIP Units.    May be earned from 0% to 150% of the target number of units awarded based on our TSR performance relative to the Equity Peer REITs for the three-year performance period from January 1, 2019 through December 31, 2021. Payouts, as a percentage of target units, for the performance-based LTIP Units for various levels of relative TSR performance are outlined in the following table, with linear interpolation for performance between performance levels.

Company Percentile Ranking Relative to the Equity Peer REITs	Percentage of Target LTIP Units That Vest*
Below the 25th	0%
At the 25th	50%
At the 50th	100%
At or above the 75th	150%

Seventy-five percent (75%) of the target annual LTIP grant value for our CEO and President and fifty percent (50%) for the other named executive officers was granted in the form of performance-based LTIP Units. Prior to 2016, our performance-based LTIP Units included an absolute TSR hurdle; which was removed starting with our 2016 performance-based LTIP Unit grants based on stockholder feedback in 2015.

Service-Based LTIP Units.    Vest in equal annual installments over a three-year period to promote retention and further alignment of our executives’ interests with those of our stockholders. Twenty-five percent (25%) of the target LTIP grant value for our CEO and President and fifty percent (50%) for the other named executive officers was granted in the form of service-based LTIP Units.

The Committee reviewed peer group data relating to the allocation of long-term incentive equity awards between performance-based and service-based awards and determined that 75% performance-based was a higher percentage than the median mix between performance-based and service-based equity among the peer group for the CEO and President position, and therefore consistent with our emphasis on “at risk” compensation. For other named executive officers, the Committee determined that 50% performance-based was the appropriate percentage for 2019, considering this was the first year these executives participated in the executive LTIP program. In prior years, these executives participated in a different long-term incentive program (our Restricted Stock/Stock Unit/LTIP Unit Bonus Program), pursuant to which they could elect in advance to convert 50% of what would otherwise have been a cash bonus into restricted stock units, with a value equal to 1.5x the cash converted. For the performance-based component, the Committee considered the range of potential realizable values that our executives could earn to ensure that the awards would be both reasonably competitive and appropriate to motivate our leadership team.

42    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Benefits

Certain of our named executive officers participate in our deferred compensation plan available to all Vice Presidents and above who earn more than $120,000 annually. See the “Nonqualified Deferred Compensation” table on page 54 of this Proxy Statement for more information. We also provide our named executive officers with life insurance, medical and disability insurance, and use of a private aircraft in which our Company owns a fractional interest, to allow them to devote more time to our business. Refer to footnote 6 to the Summary Compensation Table on page 46 of this Proxy Statement for additional detail.

Offer Letter with Mr. O’Hern

In connection with Thomas E. O’Hern’s election as Chief Executive Officer effective January 1, 2019, our Company entered into a letter agreement with Mr. O’Hern on April 26, 2018 that provides Mr. O’Hern with certain compensation and benefits during the period commencing April 26, 2018 and ending April 25, 2021 (the “Term”). During the Term, Mr. O’Hern’s annual base salary is $800,000 and his target annual bonus is equal to 200% of his annual base salary. The letter agreement provides that all or a portion of his annual bonuses payable in respect of fiscal years 2018, 2019 and 2020 may be paid in cash, fully vested LTIP Units, fully vested shares or a combination thereof as determined by the Compensation Committee of the Board of Directors, with such allocation subject to Mr. O’Hern’s consent. The letter agreement also specifies that Mr. O’Hern’s target long-term incentive grant value is $6,000,000 for each calendar year of the Term, with the allocation between performance-based and time-based awards, vesting provisions, and other terms the same as annual grants made to other executive officers. The letter agreement also provided Mr. O’Hern a one-time award of fully vested LTIP Units granted on April 26, 2018 with a grant date value of $5,000,000, 50% of which will be subject to repayment if Mr. O’Hern’s employment is terminated by the Company for cause or Mr. O’Hern resigns for any reason other than good reason on or prior to April 25, 2019.

Notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive awards by $2,000,000 and such amount was instead used to fund an incentive bonus pool of $2,000,000 for other senior executives tied to same center growth and EBITDA margin growth. Even before this change, Mr. O’Hern’s 2019 target total direct compensation opportunity was significantly lower than his predecessor’s. The following table compares Mr. O’Hern’s 2019 target total direct compensation to Mr. A. Coppola’s 2018 target total direct compensation.

	Mr. A. Coppola’s 2018 Target Total Direct Compensation	Mr. T. O’Hern’s 2019 Target Total Direct Compensation		Mr. O’Hern (2019) % +/- Mr. A. Coppola (2018)
Base Salary	$1,000,000	$800,000		-20%
Target Annual Incentive (Bonus)	$2,000,000	$1,600,000		-20%
Target Long-Term Incentives	$9,000,000	$4,000,000	(1)	-56%
Target Total Direct Compensation	$12,000,000	$6,400,000		-47%

(1)	Mr. O’Hern’s target LTIP grant value for 2019 was $6 million, but he volunteered to reduce the value by $2 million as described above.

Mr. O’Hern will also continue to participate in the Change in Control Severance Pay Plan for Senior Executives (as described below) during the Term. Upon a termination of Mr. O’Hern’s employment without cause or his resignation with good reason (other than in a circumstance that would entitle him to severance benefits under the Severance Plan for Senior Executives) during the Term, Mr. O’Hern would be entitled to receive: (a) a prorated annual bonus for the year of termination, based on actual performance, (b) an amount equal to (i) the sum of his base salary and the average of the three annual incentive bonuses awarded to him in respect of his service as Chief Executive Officer for the immediately preceding three years (or, if such termination occurred before the fiscal year 2018 bonus was payable, his target annual bonus, or, if one or two such bonuses have been awarded, the average of such bonuses) multiplied by (ii) the quotient of the number of days between his termination date and April 25, 2021, divided by 365, (c) a lump sum cash payment equal to the monthly COBRA continuation rate multiplied by 36, and (d) outplacement services for 12 months pursuant to our outplacement services for senior executives. In addition, the letter agreement provides that all long-term incentive awards granted to Mr. O’Hern shall vest upon the termination of his employment by the Company for no reason or for any reason other than for cause, termination of his employment for good reason or due to his death or disability on terms no less favorable to those contained in the award agreements for his LTIP Unit awards.

2020 PROXY STATEMENT    43

COMPENSATION DISCUSSION AND ANALYSIS

Severance Benefits

On November 2, 2017, we adopted The Macerich Company Change in Control Severance Pay Plan for Senior Executives, which we refer to as the “Severance Plan for Senior Executives,” which covers our Chief Executive Officer, President and other senior executive officers. The Severance Plan for Senior Executives provides specified payments and benefits in connection with a qualifying termination of employment following a “change in control” (as defined in the Severance Plan for Senior Executives). Our goal in providing severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to our named executive officers following a change in control, rather than negotiating severance at the time that a named executive officer’s employment with us terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with a termination related to a change in control of our Company are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. For a description of our severance and change in control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Policies

Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established stock ownership policies for executives and non-employee directors.

Executive Stock Ownership Requirements.    Executives must own Company Common Stock or any class of our equity securities or units of our Operating Partnership with a value equal to at least the following multiples of their respective base salaries.

Position	Ownership Requirement as Multiple of Base Salary
Chief Executive Officer	6x
Other Named Executive Officers	3x

Non-Employee Director Stock Ownership Requirements.    Non-employee directors must own Common Stock or any class of our equity securities or units of our Operating Partnership with a value equal to at least five times the annual cash retainer for Board service.

Until the required ownership level is achieved, executives and non-employee directors subject to the guidelines must retain at least 50% of net-after-tax profit shares from equity compensation awards. Net-after-tax profit shares are shares from vesting of equity grants and/or shares received upon exercise of stock options, net of shares tendered or withheld for payment of the exercise price and net of taxes. This retention requirement will also apply if an executive or director becomes non-compliant due to a reduction in stock price.

These policies also set forth the forms of equity interests in our Company which count toward stock ownership (any pledged securities do not count) and allow our Board to approve exceptions from time to time for this stock ownership policy. Our policy further provides that a non-employee director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in our Company’s securities shall be exempt. Refer to our Guidelines on Corporate Governance, which are posted on our website. All of our directors and named executive officers that are subject to these stock ownership policies are in compliance with them.

Clawback Policy

We have a clawback policy that allows us to recover cash and equity incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

44    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Anti-Hedging/Anti-Pledging Policy

We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company. In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our securities. Currently, no shares of our Company are pledged by our directors and executive officers.

Accounting and Tax Issues

The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

LTIP Units.    As described on pages 51-52 of this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as “profits interests” for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our common OP Units with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of “book-up gains” attributable to appreciation of the Operating Partnership’s assets. LTIP Units, regardless of when they were issued, are eligible to share in allocable “book-up gains” since the most recent book-up or book-down of the limited partners’ capital accounts.

Tax Deductibility of Compensation Expense.    Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallowed a tax deduction to publicly held companies for compensation paid to certain executive officers in excess of $1 million per officer in any year that did not qualify as performance-based. Under the TCJA, the performance-based exception has been repealed and the $1 million deduction limit now applies to anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the top three other highest compensated executive officers. Additionally, any executive subject to the limit in one year will be subject to the limit in future years, even if the executive would not otherwise have been subject to the limit for the future year. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date.

Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exception to the deduction limit for performance-based compensation, no assurance can be given that compensation intended to satisfy the requirements for exception from the Section 162(m) deduction limit will, in fact, satisfy the exception.

While we continue to assess the impact of Section 162(m) of the Code and the Proposed Regulations on our compensation arrangements, the Compensation Committee believes that stockholder interests are best served if we retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our Compensation Committee has considered the potential effects of Section 162(m) and the Proposed Regulations on the compensation paid to our named executive officers, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m) of the Code.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. In addition to traditional nonqualified deferred compensation plans, Section 409A of the Code applies to certain severance arrangements, bonus arrangements and equity awards. We structure all our nonqualified deferred compensation plans, severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

2020 PROXY STATEMENT    45

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION

The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers, as of December  31, 2019, the aggregate compensation paid, awarded or earned with respect to such persons in the years indicated.

SUMMARY COMPENSATION TABLE—FISCAL YEARS 2017-2019

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)(3)	Stock Awards ($)(2)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas E. O’Hern	2019	800,000		1,812,000	3,999,981	—	326,068	6,938,049
Chief Executive Officer	2018	728,462	(7)	750,000	7,794,571	—	82,494	9,355,527
	2017	600,000		—	3,187,914	—	71,588	3,859,502
Edward C. Coppola	2019	800,000		1,952,000	3,599,944	—	207,454	6,559,398
President	2018	800,000		750,000	4,916,689	—	141,985	6,608,674
	2017	800,000		—	5,711,901	—	186,597	6,698,498
Scott W. Kingsmore(8)	2019	443,654		549,000	918,710	—	145,381	2,056,745
Senior Executive Vice President, Chief Financial Officer and Treasurer
Douglas J. Healey(9)	2019	497,885	(10)	610,000	1,087,433	—	99,074	2,294,392
Senior Executive Vice President,	2018	450,000		225,000	286,875	—	20,398	982,273
Leasing
Kenneth L. Volk(11)	2019	495,769		600,000	974,957	—	152,101	2,222,827
Executive Vice President,
Business Development

(1)	Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See the “Nonqualified Deferred Compensation – Fiscal 2019” table below for more information.

(2)	SEC Reporting of Cash and Equity Awards

In reviewing the Summary Compensation Table, it is important to note that under SEC rules, cash incentive awards are generally reported in the table for the year that they are earned regardless of when they are paid, while equity awards are generally reported in the table for the year that they are granted (as determined in accordance with applicable accounting rules) regardless of when they are earned.

(3)	Bonuses Reported in Year 2019

As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for 2019 performance were paid in cash in March 2020. Under SEC rules, cash incentive awards are reported in the Summary Compensation Table for the year that they are earned, regardless of when they are paid. Accordingly, the cash bonuses paid for 2019 performance are reported in the “Bonus” column for 2019. These cash bonuses were paid in 2020 and were the only incentive awards granted in cash or equity to each named executive officer for their 2019 performance. As described below, the amount in the “Stock Awards” column for 2019 reflects the grant date fair value of a portion of the equity incentive awards granted in March 2019 for Messrs. Kingsmore, Healey and Volk’s performance in 2018.

Stock Award Reported in Year 2019

Messrs. Kingsmore, Healey and Volk. Pursuant to our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, participants, including Messrs. Kingsmore, Healey and Volk, were offered the opportunity to elect to receive up to 50% of their cash bonus in the form of an equity award that vests over three years. Subject to certain conditions, if a participant timely elected to receive an equity award instead of cash, he or she received an equity award that has a market value (not considering the effect of vesting restrictions) as of the date of the award equal to 1.5 times the amount he or she would otherwise have received in cash. Messrs. Kingsmore, Healey and Volk elected in advance to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program and therefore received equity in lieu of 50% of their incentive cash bonus for 2018 performance. The equity award was granted to Messrs. Kingsmore, Healey and Volk on March 8, 2019 for 2018 performance and was in the form of a stock unit award that vests over three years. See also footnote (4) below.

46    2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Bonus and Stock Award Reported in Year 2018

Messrs. O’Hern and Coppola. The annual incentive compensation awards for 2018 performance were paid in cash in March 2019. Accordingly, the cash bonuses paid for 2018 performance are reported in the “Bonus” column for 2018. These cash bonuses were paid in 2019 and were the only incentive awards granted in cash or equity to Messrs. O’Hern and Coppola for their 2018 performance.

Mr. Healey. As described above, Mr. Healey, was offered the opportunity to elect to receive up to 50% of his cash bonus in the form of an equity award that vests over three years. Mr. Healey elected in advance to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program and therefore received equity in lieu of 50% of his incentive cash bonus for 2018 performance. The “Bonus” column for 2018 for Mr. Healey shows the amount of the incentive bonus awarded for his 2018 performance that was paid in cash. The amount in the “Stock Awards” column for 2018 reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2018 for Mr. Healey’s performance in 2017. See also footnote (4) below.

Bonuses Reported in Year 2017

Messrs. O’Hern and Coppola. Annual incentive compensation awards for Messrs. O’Hern and Coppola for their 2017 performance were paid in the form of fully-vested LTIP Units on March 2, 2018 and were previously described in the Compensation Discussion and Analysis of our proxy statement filed on May 17, 2018. In accordance with SEC rules, the LTIP Unit bonuses granted to these executive officers for their 2017 performance were reported in the “Stock Awards” column for 2018. See also footnote (4) below.

(4)	Stock Awards Reported in Year 2019

The amounts reflected in this column for 2019 relate to performance-based LTIP Units and service-based LTIP Units granted in 2019 under our LTIP and 2003 Incentive Plan. For Messrs. Kingsmore, Healey and Volk, the amount reported also reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2019 for their performance in 2018, which was in the form of a stock unit award that vests over three years (see also footnote (2) above). These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units.    The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$2,999,997
Edward C. Coppola	$2,699,997
Scott W. Kingsmore	$337,487
Douglas J. Healey	$374,985
Kenneth L. Volk	$374,985

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$999,984
Edward C. Coppola	$899,964
Scott W. Kingsmore	$337,497
Douglas J. Healey	$374,978
Kenneth L. Volk	$374,978

c.

Restricted Stock Units.    The aggregate grant date fair value for restricted stock unit award, which represents 50% of Messrs. Kingsmore, Healey and Volk’s annual incentive award earned for 2018 performance was as follows:

Scott W. Kingsmore	$243,726
Douglas J. Healey	$337,470
Kenneth L. Volk	$224,994

Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2020.

2020 PROXY STATEMENT    47

EXECUTIVE COMPENSATION TABLES

Stock Awards Reported in Year 2018

The amounts reflected in this column for 2018 for Messrs. O’Hern and Coppola relate to performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted in 2018 under our LTIP and 2003 Incentive Plan. For Mr. Healey, the amount reported reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2018 for Mr. Healey’s performance in 2017, which was in the form of a stock unit award that vests over three years (see also footnote (2) above). These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units.    The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$1,499,985
Edward C. Coppola	$2,699,973

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$499,956
Edward C. Coppola	$899,947

c.

Fully-Vested LTIP Units. The grant date fair values for fully-vested LTIP Unit awards represent each named executive officer’s, other than Mr. Healey’s, annual incentive award earned for 2017 performance. In addition, for Mr. O’Hern, the amount reported below includes the value of the one-time award of fully-vested LTIP Units awarded to him in connection with his promotion to the Chief Executive Officer position and in accordance with the terms of his offer letter, as discussed in more detail in the Compensation Discussion and Analysis.

Thomas E. O’Hern	$5,794,630
Edward C. Coppola	$1,316,769

d.	Restricted Stock Units. The aggregate grant date fair value for restricted stock unit award, which represents 50% of Mr. Healey’s annual incentive award earned for 2017 performance was as follows:

Douglas J. Healey	$286,875

Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2019.

Stock Awards Reported in Year 2017

The amounts reflected in this column for 2017 relate to performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted in 2017 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units.    The aggregate grant date fair values for the performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$1,499,983
Edward C. Coppola	$2,699,950

The maximum aggregate values for the performance-based LTIP Unit awards at the grant date assuming that the highest level of performance conditions would be achieved were as follows:

Thomas E. O’Hern	$2,253,633
Edward C. Coppola	$4,056,511

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$499,989
Edward C. Coppola	$899,951

48    2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

c.

Fully-Vested LTIP Units.    The grant date fair values for fully-vested LTIP Unit awards, which represent each named executive officer’s annual incentive award earned for 2016 performance, were as follows:

Thomas E. O’Hern	$1,187,942
Edward C. Coppola	$2,112,000

Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K filed with the SEC on February 23, 2018.

(5)	None of the earnings on the deferred compensation of our named executive officers for 2019 were considered above-market or preferential as determined under SEC rules.

(6)	“All Other Compensation” includes the following components for 2019:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plan $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $	Vacation Payout $
Thomas E. O’Hern	11,200	86,731	3,464	40,058	—	184,615
Edward C. Coppola	11,200	—	4,911	36,425	31,841	123,077
Scott W. Kingsmore	11,200	41,761	751	25,101	—	66,568
Douglas J. Healey	11,200	—	1,150	9,801	—	76,923
Kenneth L. Volk	11,200	43,346	1,132	25,269	—	71,154

Matching Contributions.    Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our nonqualified deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the “Nonqualified Deferred Compensation – Fiscal 2019” table below.

Other Welfare Benefit Premiums. Amounts shown reflect the premiums paid by our Company for medical and disability insurance.

Private Aircraft Use.    Amounts shown reflect the incremental cost to our Company of such executive’s personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less the portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.

Vacation Payout.    The amounts shown reflect one-time payments made for accrued but unused vacation days in connection with the elimination of defined paid vacation and personal days for Vice Presidents and above. From January 1, 2020 forward, vacation and personal time ceased to accrue for approximately 100 employees; the benefit costs for these employees will no longer be an expense on the Company’s financial statements.

(7)	Mr. O’Hern’s base salary increased to $800,000 effective April 26, 2018.

(8)	Mr. Kingsmore was not a NEO in 2017 and 2018, so compensation for 2017 and 2018 is not included.

(9)	Mr. Healey was not a NEO in 2017, so compensation for 2017 is not included.

(10)	Mr. Healey’s base salary increased to $500,000 effective January 1, 2019.

(11)	Mr. Volk was not a NEO in 2017 and 2018, so compensation for 2017 and 2018 is not included.

2020 PROXY STATEMENT    49

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS—FISCAL 2019

The following table provides information regarding performance-based LTIP Units, service-based LTIP Units and stock units granted to our named executive officers in 2019.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)
Thomas E. O’Hern	1/1/2019	12/13/2018	34,152	68,409	102,564	—		2,999,997
	1/1/2019	12/13/2018	—	—	—	23,105	(3)	999,984
Edward C. Coppola	1/1/2019	12/13/2018	30,737	61,567	92,307	—		2,699,980
	1/1/2019	12/13/2018	—	—	—	20,794	(3)	899,964
Scott W. Kingsmore	1/1/2019	12/13/2018	3,842	7,695	11,538	—		337,487
	1/1/2019	12/13/2018	—	—	—	7,798	(3)	337,497
	3/8/2019	1/30/2019	—	—	—	5,803	(4)	243,726
Douglas J. Healey	1/1/2019	12/13/2018	4,268	8,550	12,820	—		374,985
	1/1/2019	12/13/2018	—	—	—	8,664	(3)	374,978
	3/8/2019	1/30/2019	—	—	—	8,035	(4)	337,470
Kenneth L. Volk	1/1/2019	12/13/2018	4,268	8,550	12,820	—		374,985
	1/1/2019	12/13/2018	—	—	—	8,664	(3)	374,978
	3/8/2019	1/30/2019	—	—	—	5,357	(4)	224,994

(1)

Represents awards of performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 51-52 of this Proxy Statement. Performance will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2019 through December 31, 2021. The number of LTIP Units reported under the “Threshold (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at the 25th percentile, which represents the minimum percentile rank that would entitle recipients to awards under the LTIP. The number of LTIP Units reported under the “Target (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at the 50th percentile. The number of LTIP Units reported under the “Maximum (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at or above the 75th percentile.

(2)

The amounts reflected in this column represent the grant date fair value of these awards computed in accordance with FASB ASC Topic 718 as described in note (4) to the “Summary Compensation Table” above. Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2020.

(3)	Represents awards of service-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 51-52 of this Proxy Statement.

(4)

This award consists of stock units granted under our 2003 Incentive Plan and represents the portion of his annual incentive compensation award for 2018 performance that he elected to receive in the form of an equity award in lieu of cash under the Restricted Stock/Stock Unit/LTIP Unit Bonus Program. This award vests over a three-year period, with 33-1/3% of the stock units vesting in equal annual installments. Stock units have no voting rights and have dividend equivalent rights in the same amount as the dividend payable to holders of an equal number of shares of Common Stock.

50    2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid, awarded or earned, are generally described under “Compensation Discussion and Analysis” and in the footnotes to the compensation tables. The material terms of our LTIP, pursuant to which LTIP Units are granted, are described below. For a description of our severance and change of control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change of Control” below.

LTIP Unit Awards

LTIP Units of our Operating Partnership are structured to qualify as “profits interests” for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership’s common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company’s election. LTIP Units generally may be subject to performance-based vesting or service-based vesting.

2019 Performance-Based and Service-Based LTIP Units.    Our Chief Executive Officer and President were granted LTIP Units effective January 1, 2019, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units. Our other named executive officers were granted LTIP Units effective January 1, 2019, with 50% of the total award consisting of performance-based LTIP Units and 50% consisting of service-based LTIP Units.

a. Performance-Based LTIP Units.    Performance-based awards were granted in 2019 to encourage executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure. The 2019 performance-based LTIP Units are subject to performance-based vesting over the three-year period from January 1, 2019 through December 31, 2021, with the number of LTIP Units vesting, if any, depending on our relative total stockholder return over the performance period as described below. These LTIP Units are subject to forfeiture to the extent the applicable performance requirements are not achieved. Vesting of the LTIP Units is based on the percentile ranking of our total stockholder return per share of Common Stock relative to our Equity Peer REITs, as measured at the end of the performance period. Total stockholder return will be measured by the compounded total annual return per share achieved by the shares of common stock of our Company or such Equity Peer REIT and assumed reinvestment of all dividends and distributions.

Depending on our total stockholder return relative to the total stockholder return of our Equity Peer REITs, vesting of these LTIP Units will occur in accordance with the schedule below, with linear interpolation between performance levels. Determination of the vesting of our performance-based LTIP Units will occur earlier in the event of a change of control or qualified termination of employment (which generally includes a termination by our Company without cause or by the executive for good reason) based on our performance through the date of such event.

Company Percentile Ranking Relative to the Equity Peer REITs	Percentage of Target LTIP Units That Vest*
Below the 25th	0%
At the 25th	50%
At the 50th	100%
At or above the 75th	150%

*	Linear interpolation between performance levels.

Prior to the vesting of the 2019 performance-based LTIP Units, holders of the 2019 performance-based LTIP Units will be entitled to receive per unit distributions equal to 10% of the regular periodic distributions payable on a common OP Unit, but will not be entitled to receive any special distributions. Distributions on vested LTIP Units are equal in amount to the regular distributions paid on an equal number of common OP Units, which are equal in amount to the dividends paid on an equal number of shares of Common Stock.

2020 PROXY STATEMENT    51

EXECUTIVE COMPENSATION TABLES

b. Service-Based LTIP Units.    Service-based awards were granted in 2019 to support the long-term retention of our executives. The 2019 service-based LTIP Units vest in equal annual installments over a three-year period. Vesting is conditioned upon the executive remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting in the event of a change of control of our Company followed by certain qualifying terminations or the executive’s death or disability. Following the termination of the executive’s service relationship with our Company under specified circumstances, including termination by our Company without cause, or by the executive for good reason, his or her service-based LTIP Units will continue to vest in accordance with the vesting schedule.

Regular and other non-liquidating distributions were made with respect to the service-based LTIP Units from the date of their issuance to the executive. Distributions were in the same amount and at the same time as those made with respect to common OP Units. At the end of the vesting period, distributions will continue to be made only to the extent that the service-based LTIP Units have become vested.

2020 Performance-Based and Service-Based LTIP Units.    The Compensation Committee continued the LTIP program for 2020 and awarded LTIP Units to our Chief Executive Officer and President, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units. The Compensation Committee awarded LTIP Units to our other named executive officers, with 50% of the total award consisting of performance-based LTIP Units and 50% consisting of service-based LTIP Units. The performance period for the 2020 performance-based LTIP Unit awards is January 1, 2020 through December 31, 2022. For purposes of determining the vesting of the performance-based LTIP Units, the peer group will be publicly-traded, U.S.-based equity REITs in the Nareit Index which are categorized as “mall” or “shopping center” REITs. The number of 2020 performance-based LTIP Units that will vest will depend solely on our relative total stockholder return versus the peer group.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

The following table provides information on the holdings of certain of our named executive officers of service-based LTIP Units and performance-based LTIP Units as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Thomas E. O’Hern	—	—	—	—	—	17,942	(1)	482,999	45,480	(6)	1,224,322
Edward C. Coppola	—	—	—	—	—	18,431	(1)	496,216	51,094	(6)	1,375,450
Scott W. Kingsmore	—	—	—	—	—	13,636	(2)	367,081	3,846	(7)	103,532
Douglas J. Healey	—	—	—	—	—	18,910	(3)	509,047	4,274	(7)	115,056
Kenneth L. Volk	—	—	—	—	—	14,768	(4)	397,555	4,274	(7)	115,056

(1)

Represents the unvested portion of the 2018 service-based LTIP Units that will vest on December 31, 2020 and the unvested portion of the 2019 service-based LTIP Units that will vest on December 31, 2020 and December 31, 2021.

(2)

Includes the unvested portion of the 2019 service-based LTIP Units that will vest on December 31, 2020 and December 31, 2021 and 3,758 stock units that vested on March 13, 2020, 2,744 stock units that will vest on March 15, 2021 and 1,935 stock units that will vest on March 15, 2022.

(3)

Includes the unvested portion of the 2019 service-based LTIP Units that will vest on December 31, 2020 and December 31, 2021 and 6,157 stock units that vested on March 13, 2020, 4,298 stock units that will vest on March 15, 2021 and 2,679 stock units that will vest on March 15, 2022.

(4)

Includes the unvested portion of the 2019 service-based LTIP Units that will vest on December 31, 2020 and December 31, 2021 and 4,150 stock units that vested on March 13, 2020, 3,056 stock units that will vest on March 15, 2021 and 1,786 stock units that will vest on March 15, 2022.

52    2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

(5)

Based on a price of $26.92 per unit, which was the closing price on the NYSE of one share of our Common Stock on December 31, 2019. Assumes that the value of LTIP Units on a per unit basis is equal to the per share value of our Common Stock.

(6)

Represents awards of performance-based LTIP Units granted on January 1, 2018 and January 1, 2019 under our LTIP and 2003 Incentive Plan. The number of LTIP Units reported in this table represents 50% of the target number of performance-based LTIP Units granted in 2018 and 2019, which is based on our performance relative to our Equity Peer REITs during 2019 at the 25th percentile, which is the minimum percentile rank that would entitle recipients to awards under the LTIP. As discussed in the “Compensation Discussion and Analysis” above, none of the performance-based LTIP Units granted in 2018 and 2019 would have been earned assuming the performance period ended on December 31, 2019 based on our relative total stockholder return performance through such date.

(7)

Represents awards of performance-based LTIP Units granted on January 1, 2019 under our LTIP and 2003 Incentive Plan. The number of LTIP Units reported in this table represents 50% of the target number of performance-based LTIP Units granted in 2019, which is based on our performance relative to our Equity Peer REITs during 2019 at the 25th percentile, which is the minimum percentile rank that would entitle recipients to awards under the LTIP. As discussed in the “Compensation Discussion and Analysis” above, none of the performance-based LTIP Units granted in 2019 would have been earned assuming the performance period ended on December 31, 2019 based on our relative total stockholder return performance through such date.

(8)

The vesting of the 2018 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2018 through December 31, 2020 and the 2019 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2019 through December 31, 2021. Although these LTIP Units have not vested, for purposes of this table, it is assumed that one performance-based LTIP Unit represents the economic equivalent of one share of Common Stock. The market value is based upon the closing price of our Common Stock on the NYSE on December 31, 2019 of $26.92.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2019

The following table presents information regarding the vesting of LTIP Units and stock units during 2019 that were previously granted to certain of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)
Thomas E. O’Hern	—	—	12,591		338,950
Edward C. Coppola	—	—	15,733		423,532
Scott W. Kingsmore	—	—	6,000	(2)	214,950
Douglas J. Healey	—	—	7,787	(3)	286,589
Kenneth L. Volk	—	—	6,295	(4)	222,985

(1)

This number includes (a) the vesting of stock units for Messrs. Kingsmore, Healey and Volk and (b) the vesting of service-based LTIP Units on December 31, 2019. An individual, upon the vesting of an equity award, does not receive cash equal to the amount contained in the Value Realized on Vesting column of this table. Instead, the amounts contained in the Value Realized on Vesting column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described on pages 51 and 52 of this Proxy Statement, and such conditions have been met for the 2017 service-based LTIP Units included in this table.

(2)	This number represents the vesting of 2,599 service-based LTIP Units and 3,401 stock units.

(3)	This number represents the vesting of 2,888 service-based LTIP Units and 4,899 stock units.

(4)	This number represents the vesting of 2,888 service-based LTIP Units and 3,407 stock units.

2020 PROXY STATEMENT    53

EXECUTIVE COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION—FISCAL 2019

Certain of our named executive officers participate or participated in our 2005 Deferred Compensation Plan for Senior Executives, which was amended and restated as our 2013 Deferred Compensation Plan, effective January 1, 2013, referred to as our “Deferred Compensation Plan,” which also includes certain amounts deferred prior to 2005 under a predecessor plan. The following table provides information with respect to our named executive officers for the Deferred Compensation Plan for the fiscal year 2019.

Name	Executive Contributions in 2019 ($)(1)	Registrant Contributions in 2019 ($)(2)	Aggregate Earnings in 2019 ($)(3)	Aggregate Withdrawals/ Distributions during 2019 ($)	Aggregate Balance at 12/31/19 ($)(4)
Thomas E. O’Hern	346,923	86,731	865,087	—	4,275,354
Edward C. Coppola	—	—	122,156	—	580,648
Scott W. Kingsmore	167,044	41,761	584,619	(93,538)	3,470,934
Douglas J. Healey	—	—	—	—	—
Kenneth L. Volk	188,385	43,346	500,603	—	2,981,228

(1)	The amounts in this column are included in the “Salary” column of the Summary Compensation Table.

(2)	Our Company’s contributions to the Deferred Compensation Plan are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)

None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and, therefore, none of such amounts are reflected in the Summary Compensation Table.

(4)

The balances shown represent compensation already reported in the Summary Compensation Table in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.

Description of Our Deferred Compensation Plan

As of December 31, 2019, Messrs. O’Hern, Coppola, Kingsmore and Volk had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year. Deferral of amounts earned in 2019 by participants were limited to 85% of base salary and 85% of bonus. Our Company will credit an amount equal to the compensation deferred by a participant to that participant’s deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the Deferred Compensation Plan. For 2019, our Company matched 25% of the amount of salary and bonus deferred by a participant up to a limit of 5% of the participant’s total salary and bonus.

Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to participants’ deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts, at up to six different times that they may specify, in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Our Company is contributing assets to a trust, which assets remain subject to the claims of our Company’s general creditors, to provide a source of funds for payment of our Company’s obligations under the Deferred Compensation Plan. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

54    2020 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination or Change in Control

The following section describes potential payments and benefits to our named executive officers under our current compensation and benefit plans and arrangements had a termination of employment or a change in control of our Company occurred on December 31, 2019.

On November 2, 2017, we adopted the Change in Control Severance Pay Plan for Senior Executives and on May 3, 2019, we adopted the Change in Control Severance Pay Plan for Executive Vice Presidents (collectively, the “Severance Plans”) which provide for the payment and benefits set forth below upon a qualifying termination of employment following a change in control. In addition, our 2003 Incentive Plan contains provisions regarding the acceleration of vesting and modification of equity awards. The Compensation Committee is authorized to accelerate the vesting of and modify outstanding awards as well as authorize discretionary severance payments to our named executive officers upon termination.

Regardless of the manner in which a named executive officer’s employment terminates, they are entitled to receive all accrued, vested or earned but deferred compensation and benefits during their term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.

Change in Control Severance Pay Plans

Under the Severance Plans, in the event that the employment of any of the named executive officers is terminated by us other than for “cause” (as defined in the Severance Plans) or due to the executive’s death or “total disability” (as defined in the Severance Plans) or by the executive for “good reason” (as defined in the Severance Plans), in each case upon or within 24 months following a change in control, the named executive officer will be entitled to the following: (i) a lump sum payment equal to three times the sum of (A) the higher of the executive’s annual base salary as of the date of termination or the date of the change in control and (B) the average annual incentive bonus award to the executive in respect of the immediately preceding three fiscal years, (ii) a pro-rated portion of the executive’s target annual incentive bonus for the year of termination, payable in a lump sum, (iii) outplacement services pursuant to our Company’s outplacement services plan for a period of 12 months following termination and (iv) a lump sum payment equal to the product of (A) the total amount of COBRA continuation monthly premium rate that would have otherwise been payable by the executive for COBRA continuation for medical, vision and dental coverage for the executive and his eligible dependents and (B) 36. The Severance Plans do not provide for an excise tax gross-up payment to any eligible participant. Instead, if any payment by our Company would subject an executive to the excise tax under Section 4999 of the Code, such payments shall be reduced or the full amount of such payments shall be made, whichever leaves the executive in the best net after-tax position. Receipt of the payments and benefits set forth above is subject to the execution and effectiveness of a general release of claims in favor of our Company and its affiliates.

Offer Letter with Mr. O’Hern

Our Company entered into an offer letter with Mr. O’Hern on April 26, 2018 which provides for certain benefits upon a qualifying termination of employment, which are described above in the Compensation Discussion and Analysis under “Offer Letter with Mr. O’Hern.”

Treatment of Equity Awards Upon Termination or Change in Control

Upon a Termination of Employment by our Company for Cause

If a named executive officer’s employment is terminated with cause, the executive will forfeit all unvested equity awards as of the termination date.

Upon a Termination of Employment by our Company Without Cause

If a named executive officer’s employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,

•	except as provided below, the executive’s equity awards that have not vested as of such termination date will be forfeited,

•	the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations,

•

the executive’s unvested performance-based LTIP Units will be eligible to vest in accordance with the partial service factor under the award agreement and based on performance through the executive’s termination date (this will also occur if the executive terminates the executive’s employment for good reason), and

2020 PROXY STATEMENT    55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

•

the executive’s unvested service-based LTIP Units will vest in accordance with the partial service factor under the award agreement (this will also occur if the executive terminates the executive’s employment for good reason).

Upon Resignation by the Named Executive Officer

In the event of the resignation of a named executive officer for good reason,

•	the executive’s equity awards that have not vested as of such qualified termination date will receive a partial service factor, and

•	the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations.

Upon Retirement

In the event of the retirement of a named executive officer,

•

under our current retirement policy and except as provided below, all outstanding equity awards will continue to vest in accordance with the vesting schedule originally set forth in the executive’s award agreement provided the named executive officer retires at age 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after the executive’s retirement,

•	if a named executive officer does not meet the requirements for retirement under our current retirement policy, and the Compensation Committee does not otherwise provide,

•	the executive’s equity awards that have not vested as of the executive’s retirement date will be forfeited,

•	the executive will have 12 months from the executive’s retirement date to exercise vested options and SARs, subject to specified limitations, and

•	all unvested performance-based and service-based LTIP Units will receive a partial service factor.

Upon Death or Disability

In the event of death or disability of a named executive officer while employed,

•	the executive’s benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

•	except as provided below, the executive’s unvested equity awards will immediately vest,

•	the executive’s unvested performance-based LTIP Units will be eligible to vest based on performance through the executive’s date of death or disability, and

•	the executive’s vested stock options or SARs may be exercised for 12 months after the date of the executive’s disability or death.

Termination/Change in Control Payments Table

The following table provides the potential payments and benefits to the named executive officers, upon termination of employment or a change in control, assuming such event occurred on December 31, 2019. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

Items Not Reflected in Table

The following items are not reflected in the table set forth below:

•	Accrued salary, bonus and personal time.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits, including life insurance, provided to all salaried employees.

•

Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See “Nonqualified Deferred Compensation – Fiscal 2019” table above.

56    2020 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Other Notes Applicable to the Table

•

For the accelerated vesting of the unvested service-based LTIP Units, the table reflects the intrinsic value of such acceleration. The value for each unvested LTIP Unit is $26.92, which represents the closing price of our Common Stock on the NYSE on December 31, 2019.

•	Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2019.

•	The table assumes that a “disability” is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.

•

Mr. Coppola also has death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of his death, the total premiums our Company previously paid for the policy will be recovered and the remaining death benefits will be paid to his designated beneficiaries.

•

The “Termination without cause” and “Change in control/Termination” rows in the following table include a termination by our Company without cause and a termination for good reason by the named executive officer.

•

The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

2020 PROXY STATEMENT    57

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

TERMINATION/CHANGE IN CONTROL PAYMENTS

	Cash Severance ($)	Miscellaneous Benefits ($)		Awards ($)		Life Insurance Proceeds ($)	Total ($)
Thomas E. O’Hern
Termination with cause	—	—		—		—	—
Termination without cause	3,858,849	120,174	(5)	482,999	(2)	—	4,462,022
Resignation	—	—		—		—	—
Retirement	—	—		482,999	(3)	—	482,999
Death	—	—		482,999	(3)	1,600,000	2,082,999
Disability	—		(1)	482,999	(3)	—	482,999
Change in control/Termination	11,732,642	120,174	(5)	482,999	(3)	—	12,335,815

Edward C. Coppola
Termination with cause	—	—		—		—	—
Termination without cause	—	—		496,216	(2)	—	496,216
Resignation	—	—		—		—	—
Retirement	—	—		496,216	(3)	—	496,216
Death	—	—		496,216	(3)	1,600,000	2,096,216
Disability	—		(1)	496,216	(3)	—	496,216
Change in control/Termination	8,178,800	109,275	(5)	496,216	(3)	—	8,784,291

Scott W. Kingsmore
Termination with cause	—	—		—		—	—
Termination without cause	—	—		367,081	(4)	—	367,081
Resignation	—	—		—		—	—
Retirement	—	—		—		—	—
Death	—	—		367,081	(4)	900,000	1,267,081
Disability	—		(1)	367,081	(4)	—	367,081
Change in control/Termination	2,914,063	75,303	(5)	367,081	(4)	—	3,356,447

Douglas J. Healey
Termination with cause	—	—		—		—	—
Termination without cause	—	—		509,047	(4)	—	509,047
Resignation	—	—		—		—	—
Retirement	—	—		509,047	(4)	—	509,047
Death	—	—		509,047	(4)	1,000,000	1,509,047
Disability	—		(1)	509,047	(4)	—	509,047
Change in control/Termination	3,659,375	29,403	(5)	509,047	(4)	—	4,197,835

Kenneth L. Volk
Termination with cause	—	—		—		—	—
Termination without cause	—	—		397,555	(4)	—	397,555
Resignation	—	—		—		—	—
Retirement	—	—		397,555	(4)	—	397,555
Death	—	—		397,555	(4)	1,000,000	1,397,555
Disability	—		(1)	397,555	(4)	—	397,555
Change in control/Termination	3,136,875	75,807	(5)	397,555	(4)	—	3,610,237

(1)	Upon disability, the executive officer will generally receive up to $25,000 monthly until his return to employment.

58    2020 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(2)

Amount reflects the vesting of service-based LTIP Units. The executive officer’s unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his employment for good reason.

(3)	Amount reflects the vesting of service-based LTIP Units.

(4)

Amount represents the vesting of service-based LTIP Units and restricted stock units. The executive officer’s unvested equity will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his employment for good reason.

(5)	Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2019.

CEO COMPENSATION PAY RATIO

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the CEO. We believe that executive pay should be internally consistent and equitable to motivate our employees to create stockholder value. The annual total compensation for 2019 for Mr. O’Hern, who became our CEO on January 1, 2019, was $6,943,149 as reported under the heading “Summary Compensation Table.” Our median employee’s total compensation for 2019 was $94,711. As a result, we estimate that Mr. O’Hern’s 2019 total compensation was approximately 73 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2019 total compensation consisting of base salary, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards during 2019) and other incentive payments for all full-time, part-time, seasonal and hourly employees who were employed by our Company on December 31, 2019, other than our CEO. After identifying the median employee based on 2019 total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Total” column in the Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Director Phantom Stock Plan. Our Company also maintains our Employee Stock Purchase Plan (“ESPP”). Except as described in footnote 4 to the table, each of these plans has been approved by our Company’s stockholders.

The following table sets forth, for each of our Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2019.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	3,777,425	(2)	$57.32	6,413,635	(3)
Equity compensation plans not approved by stockholders(4)	76,696		—	134,638	(5)
Total	3,854,121		$57.32	6,548,273

(1)	These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units, OP Units or LTIP Units.

(2)

Includes (a) 35,565 outstanding options with a weighted average exercise price of $57.32 and a weighted average term to expiration of 6.02 years and (b) 199,987 unvested restricted stock units. Also includes 3,541,873 LTIP Units (of which 616,219 were unvested and 2,925,654 were vested)

2020 PROXY STATEMENT    59

AUDIT COMMITTEE MATTERS

which may be redeemed for shares under our 2003 Incentive Plan. This number of shares is presented before giving effect to the shares that will be purchased under our ESPP for the purchase period ending May 31, 2020.

(3)

Of these shares, 6,056,813 were available for options, SARs, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan and 356,822 were available for issuance under our ESPP.

(4)

In February 2010, our Board of Directors approved an amendment to our Director Phantom Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the plan. In accordance with applicable NYSE rules, this share increase was not required to be approved by our stockholders because the shares of Common Stock issued under the plan are issued solely in payment of deferred compensation in accordance with the terms of the plan.

(5)

These shares were available for the issuance of stock units under our Director Phantom Stock Plan. See “Compensation of Non-Employee Directors” on page 24 of this Proxy Statement for a description of our Director Phantom Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Brandt, Hirsch and Soboroff and Ms. Stephen each served as a member of the Compensation Committee during 2019. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2019.

AUDIT COMMITTEE MATTERS

The Audit Committee presently is comprised of Ms. Alford (Chair) and Messrs. Alschuler and Soboroff. Ms. Alford was appointed to the Audit Committee on March 29, 2018 and became the Committee’s Chair on January 30, 2019. Mr. Alschuler was appointed to the Audit Committee on January 31, 2019. The Audit Committee met eight times in 2019. The principal responsibilities of and functions to be performed by the Audit Committee are established by the Audit Committee charter. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in April 2019 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. The Committee reviews and reassesses the adequacy of its charter annually. Our Board of Directors has determined that each Committee member is an independent director as defined by the NYSE listing standards for audit committee members and meets the financial literacy requirements of the NYSE listing standards. Our Board of Directors also has determined that Ms. Alford and Mr. Alschuler are audit committee financial experts as defined by the Exchange Act. (See “The Board of Directors and its Committees—Director Independence” and “—Committee Charters.”)

The following Report of the Audit Committee shall not be deemed soliciting material or to be filed under the Securities Act or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts. The Audit Committee members whose names appear on the Audit Committee Report were committee members during 2019.

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AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of The Macerich Company, a Maryland corporation, assists our Board of Directors in performing its oversight responsibilities for our financial reporting process, audit process and internal controls, as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2019 with management. In addition, the Audit Committee discussed with representatives of our independent registered public accounting firm the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from our Company.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

The Audit Committee

Peggy Alford

John Alschuler

Steven L. Soboroff

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the years ended December 31, 2019 and 2018, our Company was billed by KPMG LLP for services in the following categories:

Audit Fees.    Fees for audit services totaled $3,857,000 in 2019 and $3,898,000 in 2018, including fees associated with the annual audit of our Company and its subsidiaries and affiliates, audit of internal control over financial reporting, the performance of interim reviews of our quarterly unaudited financial information and review of our registration statement and offering documents.

Audit-Related Fees.    No fees for audit-related services were paid to KPMG LLP in 2019 or 2018.

Tax Fees.    No fees for tax services were paid to KPMG LLP in 2019 or 2018.

All Other Fees.    All other fees consist of an annual license fee of $2,000 in each of 2019 and 2018 for use of accounting research software.

Our Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

AUDIT COMMITTEE PRE-APPROVAL POLICY

Consistent with the SEC rules regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee approves a list of services and related fees expected to be rendered during any fiscal-year period within each of four categories of service:

Audit Services include audit work performed on the financial statements, including audit of the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as work that generally only our

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AUDIT COMMITTEE MATTERS

independent registered public accounting firm can reasonably be expected to provide, including work associated with registration statements under the Securities Act, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent registered public accounting firm, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

The Audit Committee pre-approves our independent registered public accounting firm’s services within each category. In 2019, the Audit Committee pre-approved the retention of KPMG LLP to perform various audit and audit-related services for our Company as described above. For each proposed service, our independent registered public accounting firm is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent registered public accounting firm’s independence. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

62    2020 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2020.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. KPMG LLP has served as our independent registered public accounting firm continuously since 2010. In order to assure continuing external auditor independence, the Audit Committee periodically considers whether it is appropriate to adopt a policy of rotating the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chairperson are directly involved in the selection of KPMG LLP’s new lead engagement partner. Based on its most recent evaluation of KPMG LLP, the members of the Audit Committee believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of our Company and its stockholders and has recommended that the stockholders ratify the appointment of KPMG LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of KPMG LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. PROXIES RECEIVED WILL BE VOTED “FOR” RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

2020 PROXY STATEMENT    63

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR COMPANY’S NAMED EXECUTIVE OFFICERS

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully under the Compensation Discussion and Analysis section, beginning on page 31 of this Proxy Statement, our executive compensation program is guided by the following philosophy and objectives:

•

Our objective is to closely align executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.

•

Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Compensation Committee believes strongly in linking compensation to performance and has designed our compensation program to deliver total pay that is primarily linked to overall business results while also recognizing individual performance. The Compensation Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.

We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly skilled executives whose performance and contributions have contributed to our Company’s success.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board will request your non-binding, advisory vote on the following resolution at our Annual Meeting:

RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal to approve the compensation paid to our named executive officers is advisory in nature and, therefore, not binding on our Company, our Board or our Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional duty for, our Company, our Board or our Compensation Committee. However, the Compensation Committee, which is responsible for reviewing and approving the compensation for our executive officers and reviewing our overall compensation structure and philosophy, values input from our stockholders and will consider the result of the vote when making future compensation decisions for our named executive officers. Our Company’s current policy is to hold a non-binding, advisory vote on the compensation of our named executive officers every year. It is expected that the next such vote will occur at our 2021 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES. PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

64    2020 PROXY STATEMENT

ADDITIONAL MATTERS

SOLICITATION OF PROXIES

The cost of solicitation of Proxies for our Annual Meeting will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in the solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $20,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

For a stockholder to present a matter at our Annual Meeting other than pursuant to Rule 14a-8 under the Exchange Act, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof on or after March 9, 2020 and on or before 5:00 p.m., Pacific Time, on April 8, 2020 (60 to 90 days prior to the first anniversary of our 2019 annual meeting of stockholders) as specified in our Bylaws, and such notice must have satisfied the additional requirements set forth in our Bylaws.

For a stockholder to submit a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for our annual meeting of stockholders in 2021, it must be received by our Company by December 30, 2020. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. For an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2021 annual meeting of stockholders pursuant to the proxy access provision of our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our principal executive offices on or after March 20, 2021 and on or before 5:00 p.m., Pacific Time, on April 19, 2021 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary.

A stockholder otherwise desiring to bring a proposal before the 2021 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) must comply with the then current advance notice and information requirements in our Bylaws and deliver the proposal to our principal executive offices on or after March 20, 2021 and on or before 5:00 p.m., Pacific Time, on April 19, 2021 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and Bylaws may be obtained without charge by providing a written request to our Secretary at that address.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders that are beneficial holders of our Company’s Common Stock will be householding our Company’s proxy materials. If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your bank or broker, or contact Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or at Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Our Company undertakes, upon oral or written request, to deliver promptly a second copy of our Company’s proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of the communications should contact their bank or broker or The Macerich Company, Attn: Investor Relations, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.

2020 PROXY STATEMENT    65

ADDITIONAL MATTERS

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis, with the exception of a failure to file a Form 4 by Mr. Coppola to report one purchase transaction of 2,500 shares of our Company’s Common Stock by his family trust.

OTHER MATTERS

Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.

FORWARD-LOOKING INFORMATION

Information set forth in our Proxy Statement and the accompanying materials contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act and Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events and plans. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” “continues,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements speak only as of the date of our Proxy Statement and involve a number of known and unknown assumptions, risks, uncertainties and other factors, which may be difficult to predict and beyond the control of the Company, which could cause actual results to differ materially from those contained in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of COVID-19 on our business and the business of our tenants and the economy generally and other risks and uncertainties detailed in the risks identified in Part I, Item 1A. Risk Factors within our Annual Report on Form 10-K filed with the SEC on February 25, 2020 and in our other filings made with the SEC. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law.

66    2020 PROXY STATEMENT

THE MACERICH COMPANY 401 WILSHIRE BLVD. SUITE 700 SANTA MONICA, CA 90401

AUTHORIZE YOUR PROXY BY INTERNET- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01096-P75448-Z67694	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE MACERICH COMPANY
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:	For	Against	Abstain
1a.	Peggy Alford	☐	☐	☐
1b.	John H. Alschuler	☐	☐	☐			For	Against	Abstain
1c. 1d. 1e.	Eric K. Brandt Edward C. Coppola Steven R. Hash	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.		☐	☐	☐
1f. 1g.	Daniel J. Hirsch Diana M. Laing	☐ ☐	☐ ☐	☐ ☐	3. Advisory vote to approve our named executive officer compensation as described in our Proxy Statement.		☐	☐	☐
1h.	Thomas E. O’Hern	☐	☐	☐
1i. 1j.	Steven L. Soboroff Andrea M. Stephen	☐ ☐	☐ ☐	☐ ☐
Proxies will be voted at the discretion of the persons named in this Proxy on any other matter that may properly come before the meeting or any postponement(s) or adjournments(s) thereof.
					For address changes and/or comments, please check this box and write them on the back where indicated.				☐
					Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other representative, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E01097-P75448-Z67694

THE MACERICH COMPANY

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 18, 2020

The undersigned stockholder(s) of The Macerich Company, a Maryland corporation (the “Company”), hereby appoint(s) Ann C. Menard and Scott W. Kingsmore, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at Corporate Headquarters, 401 Wilshire Blvd., Suite 700, Santa Monica, California on June 18, 2020 at 10:00 a.m. local time, and at any postponement(s) or adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any postponement(s) or adjournment(s) thereof.

Note: It is possible that the originally scheduled time, day and/or location of the Annual Meeting of Stockholders may be changed. This Proxy will remain valid regardless of such changes.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in Proposal 1 and “FOR” Proposals 2, and 3, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side